UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Global Eagle Entertainment Inc.

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Global Eagle Entertainment Inc.

4553 Glencoe Avenue
Los Angeles, California 90292

April 30, 2015

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Global Eagle Entertainment Inc. on Tuesday, June 23, 2015, at 10:00 a.m. (local time) at our offices at 4553 Glencoe Avenue, Los Angeles, California 90292.

Details about the business to be conducted at the Annual Meeting and other information can be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. As a stockholder, you will be asked to vote on a number of proposals.

Whether or not you plan to attend the Annual Meeting of Stockholders in person, your vote is important. After reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please submit your proxy or voting instructions promptly.

On behalf of the management team and your Board of Directors, thank you for your continued support and interest in Global Eagle Entertainment Inc.

Sincerely,

Dave Davis
Chief Executive Officer and Director

Global Eagle Entertainment Inc.

4553 Glencoe Avenue
Los Angeles, California 90292

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 23, 2015

The 2015 Annual Meeting of Stockholders of Global Eagle Entertainment Inc. (the “Annual Meeting”) will be held on June 23, 2015 at 10:00 a.m. (local time) at our offices at 4553 Glencoe Avenue, Los Angeles, California 90292, for the following purposes:

1.	To elect Jeffrey E. Epstein, Jeffrey A. Leddy and Stephen Hasker as Class I members of our Board of Directors, each to serve for a three-year term;
2.	To approve an amendment and restatement of the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan, as amended (the “Incentive Plan”) which increases the number of shares of common stock available for grant by 1,500,000;
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
4.	To consider and vote upon any adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of proposal 2;
5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
6.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record as of the close of business on April 30, 2015 are entitled to receive notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof. Stockholders who hold shares in street name may vote through their brokers, banks or other nominees.

Regardless of the number of shares you own and whether you plan to attend the Annual Meeting, please vote. All stockholders of record can vote (i) over the Internet by accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, (ii) by calling the toll-free telephone number specified on the enclosed proxy card and following the instructions when prompted, (iii) by written proxy by signing and dating the enclosed proxy card and returning it, or (iv) by attending the Annual Meeting in person.

We encourage you to receive all proxy materials in the future electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically in the future, please follow the instructions on the proxy card.

By Order of the Board of Directors,

Jay Itzkowitz
Senior Vice President, General Counsel and Secretary
April 30, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2015
This Notice of Annual Meeting and Proxy Statement and our 2014 Annual Report are available on our website at www.geemedia.com under “Investors — Financial Info”

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Global Eagle Entertainment Inc.

4553 Glencoe Avenue
Los Angeles, California 90292

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 23, 2015

This Proxy Statement is being furnished to stockholders of record of Global Eagle Entertainment Inc. (“Global Eagle,” the “Company,” “we,” “us” or “our”) as of the close of business on April 30, 2015 in connection with the solicitation by our Board of Directors of proxies for the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices located at 4553 Glencoe Avenue, Los Angeles, California 90292, on Tuesday, June 23, 2015, at 10:00 a.m. (local time), or at any and all adjournments or postponements thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is May 5, 2015.

QUESTIONS AND ANSWERS ABOUT
THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

How do I attend the Annual Meeting?

The Annual Meeting will be held at our offices located at 4553 Glencoe Avenue, Los Angeles, California 90292 on Tuesday, June 23, 2015, at 10:00 a.m. (local time). For directions, contact our offices at (310) 437-6000. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 30, 2015, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On this record date, there were 77,104,388 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, during normal business hours, a complete list of all stockholders on the record date will be available for examination by any stockholder at the Company’s offices at 4553 Glencoe Avenue, Los Angeles, California 90292. The list of stockholders will also be available at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 30, 2015 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 30, 2015 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

1.	To elect Jeffrey E. Epstein, Jeffrey A. Leddy and Stephen Hasker as Class I members of our Board of Directors, each to serve for a three-year term;
2.	To approve an amendment and restatement of the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan, as amended (the “Incentive Plan”) which increases the number of shares of common stock available for grant by 1,500,000 (the “Incentive Plan Amendment”);
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
4.	To consider and vote upon any adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of proposal 2; and
5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	FOR election of the nominated slate of directors (see Proposal 1);
•	FOR approval of the Incentive Plan Amendment (see Proposal 2);
•	FOR approval, on an advisory basis, of the compensation of our named executive officers (see Proposal 3); and
•	FOR the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposal 2 (see Proposal 4); and
•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 5).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If you have submitted a proxy and any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any one or more nominees you specify. For Proposals 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•	To vote by proxy over the telephone, dial toll-free 1-800-776-9437 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 22, 2015 to be counted.
•	To vote by proxy through the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 22, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on April 30, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted, nor will your shares count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be a “routine” matter. See below under “What are broker non-votes?” for more information. At the Annual Meeting, only Proposal 5 is considered to be a routine matter. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4, but may vote your shares on Proposal 5.

What if I return a signed proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees to our Board of Directors and “For” Proposals 2, 3, 4 and 5. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also have hired Morrow & Co., LLC (“Morrow”) to assist us in the distribution of proxy materials and the solicitation of votes. Morrow may solicit proxies personally, electronically or by telephone. We will pay Morrow a base fee of $7,500 plus customary costs and expenses for these services. We have agreed to indemnify Morrow against certain liabilities arising out of or in connection with these services. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at 4553 Glencoe Avenue, Los Angeles, California 90292.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 6, 2016 to our Secretary at 4553 Glencoe Avenue, Los Angeles, California, 90292. If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by our amended and restated bylaws no earlier than February 19, 2016 and no later than the close of business on March 20, 2016 to our Secretary at 4553 Glencoe Avenue, Los Angeles, California, 90292. You are also advised to review our amended and restated bylaws, filed with the SEC as an exhibit to the Current Report on Form 8-K on February 6, 2013, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the election of directors (Proposal 1), votes “For,” “Withhold” and broker non-votes; and for the vote to approve the Incentive Plan Amendment (Proposal 2), the advisory vote to approve the compensation of our named executive officers (Proposal 3), the proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposals 2 (Proposal 4), and the ratification of the appointment of our independent registered public accounting firm (Proposal 5), votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes, if applicable, will have no effect on the outcome of Proposal 1. Abstentions and broker non-votes, if applicable, will not be counted towards the vote total for Proposals 2, 3, 4 and 5, and thus will have no effect on the outcome of those proposals.

What are “broker non-votes”?

Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. The proposals presented to the stockholders, other than Proposal 5, the ratification of the appointment of our independent registered public accounting firm, will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Because banks, brokers and nominees are permitted to vote uninstructed shares on Proposal 5, broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not count for purposes of determining the number of votes cast on Proposals 1, 2, 3 and 4. You should instruct your broker to vote your shares in accordance with directions you provide.

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the three nominees for director receiving a plurality of the votes cast (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” will affect the outcome.
•	To be approved, Proposal 2, the approval of the Incentive Plan Amendment, must receive “For” votes from the holders of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
•	To be approved on an advisory basis, Proposal 3, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of votes cast, although such vote will not be binding on the Company. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
•	To be approved, Proposal 4, the approval of the adjournment of the Annual Meeting, if necessary to solicit additional proxies in favor of Proposal 2, must receive “For” votes from the holders of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
•	To be approved, Proposal 5, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, must receive “For” votes from the holders of a majority of the votes cast. Abstentions will have no effect on the outcome of this proposal.

What is the quorum requirement?

Holders of a majority in voting power of the Company’s issued and outstanding capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the Annual Meeting will have the power to adjourn the Annual Meeting. As of the record date for the Annual Meeting, 38,552,195 shares of our common stock would be required to achieve a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Notice of Annual Meeting and Proxy Statement and 2014 Annual Report are available at www.geemedia.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors, and is divided into three classes. The number of directors is split among the three classes equally. The term of each directorship is three years so that one class of directors is elected each year. All directors are elected for three-year terms and until their successors are elected and qualified, or, if sooner, until the director’s death, resignation or removal. On April 1, 2015, our Board of Directors, pursuant to our second amended and restated certificate of incorporation, increased the size of the Board of Directors from eight to nine directors and, upon the recommendation of our Nominating and Corporate Governance Committee, elected Stephen Hasker as a Class I director to fill the vacancy resulting from such increase.

At the Annual Meeting, our stockholders will vote to elect three current Class I directors, Jeffrey E. Epstein, Jeffrey A. Leddy and Stephen Hasker. The Class I directors will have a term expiring at the 2018 Annual Meeting of Stockholders. Information concerning each nominee for director is set forth below under “Directors and Executive Officers.”

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees for director receiving a plurality of the votes cast (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Broker non-votes, if applicable, will have no effect on the outcome of this proposal. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH
OF JEFFREY E. EPSTEIN, JEFFREY A. LEDDY AND STEPHEN HASKER AS
CLASS I MEMBERS OF OUR BOARD OF DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

CLASS I DIRECTOR NOMINEES
Terms Expiring at the Annual Meeting

Jeffrey E. Epstein, 58

Jeffrey E. Epstein joined our Board of Directors upon the consummation, in January 2013, of our acquisition of all of the outstanding capital stock of Row 44, Inc. (“Row 44”) and 86% of the shares of Global Entertainment AG (f/k/a Advanced Inflight Alliance AG) (“AIA”), in a transaction that we refer to as the “Business Combination,” and is our Chairman of the Audit Committee, and a member of the Nominating and Corporate Governance Committee (the “NCG Committee”). Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation (NYSE: ORCL) from September 2008 to April 2011. Mr. Epstein has served as a director of The Priceline Group (NASDAQ: PCLN) since April 2003, and is a member of the Audit Committee and the Compensation Committee of that company. Since April 2012, Mr. Epstein has served on the Board of Directors and as a member of the Audit Committee and the Nominating and Governance Committee of Shutterstock, Inc. (NYSE: SSTK), Mr. Epstein serves on the Board of Directors of Kaiser Permanente, a leading non-profit U.S. health care provider and health plan. Mr. Epstein holds a Master of Business Administration from the Stanford University Graduate School of Business, where he was an Arjay Miller Scholar, and a Bachelor of Arts from Yale College, where he graduated summa cum laude, Phi Beta Kappa.

We believe Mr. Epstein is qualified to serve on our Board of Directors due to his expertise in finance and financial reporting as a former chief financial officer of multiple publicly held companies, including Oracle Corporation, one of the world’s largest enterprise software companies.

Jeffrey A. Leddy, 60

Jeffrey A. Leddy joined our Board of Directors upon the consummation of the Business Combination and currently serves as Chairman of the NCG Committee and Compensation Committee. Mr. Leddy served as the Chief Executive Officer of Verizon Telematics, Inc. (f/k/a Hughes Telematics, Inc. prior to its acquisition by Verizon, Inc. in July 2012) from December 2006 until January 2015 and has served as a member of its Board of Directors since March 2006. From April 2003 through December 2006, Mr. Leddy served as Chief Executive Officer and President of SkyTerra Communications, Inc. (“SkyTerra”) and on the Board of Directors of SkyTerra from 2006 to 2008. Prior to that, Mr. Leddy served as the President and Chief Operating Officer of SkyTerra from October 2002 and its Senior Vice President of Operations from June 2002. From September 1980 to December 2001, Mr. Leddy worked for EMS Technologies serving most recently as Vice President. From 2005 to 2011, Mr. Leddy served on the Board of Directors of Hughes Communications, Inc. and Hughes Systique Corporation and on the board of managers of Hughes Network Systems, LLC. Mr. Leddy received his bachelor’s degree in Physics from the Georgia Institute of Technology and a master’s degree in Electrical Engineering from Stanford University.

We believe Mr. Leddy is qualified to serve on our Board of Directors due to his extensive experience with satellite communications and telematics businesses and extensive executive experience, including his public company experience as a Chief Executive Officer and director.

Stephen Hasker, 45

Stephen Hasker joined our Board of Directors on April 1, 2015. Mr. Hasker has been Global President of Nielsen N.V. (NYSE: NLSN), an S&P 500 company that provides global performance management services relating to media viewing and consumer behavior, since 2009. Previously, he served as President, Global Products at Nielsen. Mr. Hasker joined Nielsen in 2009 from McKinsey & Company, where he was a partner in McKinsey’s Global Media, Entertainment and Information practice. In this role, Mr. Hasker was responsible for serving clients on issues of strategy, growth and innovation in television, syndicated information, filmed entertainment, sports, and digital advertising. Mr. Hasker joined McKinsey in 1998 and spent three years on the Partner Election Committee at the firm. Prior to McKinsey, Mr. Hasker spent five years in several financial roles in the U.S., Russia, and Australia. Mr. Hasker holds an undergraduate economics degree from the University of Melbourne and has an MBA and a Master’s in International Affairs, both with honors, from Columbia University.

We believe Mr. Hasker is qualified to serve on our Board of Directors due to his experience as a public company executive at Nielsen N.V., which provides him with insight into consumer tastes for entertainment, content and services, and his overall experience with media and entertainment businesses.

CLASS II DIRECTORS REMAINING IN OFFICE
Terms Expiring at the 2016 Annual Meeting of Stockholders

Jeff Sagansky, 63

Jeff Sagansky was our President from our inception until the consummation of the Business Combination and joined our Board of Directors upon the consummation of the Business Combination. Mr. Sagansky was President of Silver Eagle Acquisition Corp., a special purpose acquisition company that consummated its business combination with Videocon d2h Limited on March 31, 2015 (“Silver Eagle”), from April 11, 2013 through Silver Eagle’s dissolution in April 2015. Mr. Sagansky has served as Chairman of Hemisphere Media Capital, a private motion picture and television finance company, since 2008. Since January 2013, Mr. Sagansky has been a member of the Board of Directors of Starz (NASDAQ: STRZA, STRZB) and a member of the Audit Committee and Compensation Committee of that company. From February 2009 to April 2011, he served as non-executive Chairman of RHI Entertainment, Inc., which develops, produces and distributes original made-for-television movies and miniseries. From January 2007 through December 2011, he served as Chairman of Elm Tree Partners, a private casino development company and from September 2007 to February 2009, he served as Co-Chairman of Peace Arch Entertainment Group, Inc., or Peace Arch, a Canadian production and sales company. He also served as interim chief executive officer of Peace Arch from November 2007 to July 2008. He is currently a director of Scripps Networks Interactive, Inc., a publicly traded lifestyle media company, and serves on its Audit Committee and Corporate Governance Committee. Mr. Sagansky earned a Bachelor of Arts degree from Harvard College and a Masters in Business degree from Harvard Business School.

We believe Mr. Sagansky is qualified to serve on our Board of Directors due to his extensive executive leadership experience with the management and operations of companies in the entertainment sector, including public companies in the television industry, as well as his depth of experience in the media and entertainment industries generally.

Edward L. Shapiro, 50

Edward L. Shapiro is our Chairman and joined our Board of Directors upon the consummation of the Business Combination. Mr. Shapiro is a Managing Partner of PAR Capital Management, Inc., a Boston-based investment management firm specializing in investments in travel, media and Internet-related companies. Prior to joining PAR Capital in 1997, Mr. Shapiro was a Vice President at Wellington Management Company, LLP, and before that an Analyst at Morgan Stanley & Co. He previously served on the board of US Airways from 2005 to 2008. Mr. Shapiro earned his BS in economics from the University of Pennsylvania’s Wharton School and an MBA from UCLA’s Anderson School of Management.

We believe Mr. Shapiro is qualified to serve on our Board of Directors due to his experience in corporate governance matters, considerable expertise in finance and financial matters, deep understanding of Row 44 and the airline industry, and his extensive experience with travel, media and related businesses.

Harry E. Sloan, 65

Harry E. Sloan was our Chairman and Chief Executive Officer from our inception in 2011 until the consummation of the Business Combination and is now a member of our Board of Directors. Mr. Sloan was Chairman and Chief Executive Officer of Silver Eagle from April 11, 2013 through Silver Eagle’s dissolution in April 2015. From October 2005 to August 2009, Mr. Sloan served as Chairman and Chief Executive Officer of Metro-Goldwyn-Mayer, Inc., or MGM, a motion picture, television, home entertainment, and theatrical production and distribution company, and thereafter continued as non-executive chairman until January 2011. He was appointed by a consortium comprised of private equity investors, Comcast Corporation and Sony

Corporation of America one year after they agreed to acquire MGM through a leveraged buyout in September 2004. MGM filed for protection under Chapter 11 of the United States Bankruptcy Code in November 2010 pursuant to a pre-packaged plan of reorganization, which was confirmed by a federal bankruptcy court in December 2010. Mr. Sloan served as an outside consultant to MGM pursuant to a consulting agreement which expired in October 2011. From 1990 to 2001, Mr. Sloan was Chairman and Chief Executive Officer of SBS Broadcasting, S.A., or SBS, a European broadcasting group, operating commercial television, premium pay channels, radio stations and related print businesses in Western and Central and Eastern Europe, which he founded in 1990 and continued as Executive Chairman until 2005. Mr. Sloan currently serves on the UCLA Anderson School of Management Board of Visitors and the Executive Board of UCLA Theatre, Film and Television. Mr. Sloan received his Juris Doctor from Loyola Law School in 1976 and his Bachelor of Arts degree from the University of California, Los Angeles in 1971.

We believe Mr. Sloan is qualified to serve on our Board of Directors due to his extensive background and experience as an executive in the media and entertainment industries and his substantial experience in identifying and acquiring a wide variety of businesses.

CLASS III DIRECTORS REMAINING IN OFFICE
Terms Expiring at the 2017 Annual Meeting of Stockholders

Louis Bélanger-Martin, 44

Louis Bélanger-Martin joined our Board of Directors upon the consummation of the Business Combination. Mr. Bélanger-Martin has over 20 years of management, financial and business development experience. He served as AIA’s Chief Executive Officer from August 2011 to October 2013 and as a member of the Management Board of AIA from October 2010 to October 2013. Mr. Bélanger-Martin previously served as Chief Operating Officer of AIA from October 2010 to August 2011. From 1995 to October 2010, Mr. Bélanger-Martin served as Chief Executive Officer of DTI Software (“DTI”), a provider of in-flight entertainment software and services, which he co-founded and which was sold to AIA in 2008. Mr. Bélanger-Martin served in various roles at DTI, and currently remains on the Board of Directors of DTI. In 1998, Mr. Bélanger-Martin co-founded Groupe W Inc., a private equity firm of which he is currently a director. Mr. Bélanger-Martin is also a director of Sonifi Solutions, Inc. (formerly LodgeNet), a privately held interactive content and connectivity solutions provider, and Hybrid Paytech World Inc., a mobile credit, debit and ecouponing company that is publicly listed on The Canadian Securities Exchange. Mr. Bélanger-Martin is a certified public accountant and certified management accountant and Chartered Administrator (Adm.A).

We believe Mr. Bélanger-Martin is qualified to serve on our Board of Directors due to his extensive experience as the Chief Executive Officer of AIA, the co-founder and chief executive officer of DTI and in the in-flight entertainment industry in general.

David M. Davis, 48

Dave Davis joined our Board of Directors on July 9, 2014 and has served as our Chief Executive Officer since July 9, 2014. Prior to serving as our Chief Executive Officer, Mr. Davis was our Chief Financial Officer and Treasurer (from January 31, 2013) and was the Company’s Chief Operating Officer from January 16, 2014. Prior to serving as Chief Financial Officer and Treasurer of the Company, Mr. Davis was the Chief Financial Officer and a director of Row 44, which became our wholly-owned subsidiary on January 31, 2013. Mr. Davis was a director of Row 44 since December 2011 and Chief Financial Officer of Row 44 since November 2012. In 2010, Mr. Davis co-founded Bearpath Capital, LLC, a private equity investment and advisory firm. From December 2008 to September 2010, he was a senior managing director at Perseus, LLC, a private equity investment firm. From August 2005 to December 2008, and previously from 1994 to 1999, Mr. Davis spent a total of nearly nine years at Northwest Airlines, eventually being appointed Executive Vice President and Chief Financial Officer. After playing a leading role in Northwest’s successful merger with Delta Air Lines in 2008, Mr. Davis left the merged company. From 2002 to 2004, Mr. Davis served as a senior financial executive, including Chief Financial Officer, of US Airways. Earlier in his career, Mr. Davis worked for Rosemount Aerospace (later acquired by BF Goodrich), a manufacturer of instrumentation for aircraft and spacecraft, as a marketing engineer, and for Rockwell International as a flight-planning engineer. Mr. Davis has also served as a member of the Board of Directors of Lumexis Corporation, a leading provider of in-flight entertainment systems to airlines. Previously, Mr. Davis served on the board of ARINC, Inc. a provider of communications services to the aerospace industry, and MCH Holdings, a regional airline holding company. Mr. Davis holds a Bachelor of Aerospace Engineering and Mechanics and a Master of Business Administration, both from the University of Minnesota.

We believe Mr. Davis is qualified to serve on our Board of Directors due to his extensive understanding of the Company, and his considerable operating, investment and management experience in several companies, including companies in the airline and in-flight entertainment industries.

Robert W. Reding, 65

Robert W. Reding joined our Board of Directors following the consummation of the Business Combination. Mr. Reding has been a consultant in the commercial airline industry since January 2012. From September 2007 until December 2012, Mr. Reding was Executive Vice President-Operations for American Airlines and Executive Vice President of AMR Corporation. Prior to that, Mr. Reding served as Senior Vice President-Technical Operations for American from May 2003 to September 2007. In November 2011, AMR Corporation filed for protection under Chapter 11 of the United States Bankruptcy Code pursuant to a pre-packaged plan of reorganization. Mr. Reding joined AMR Corporation in March 2000 and served as Chief Operations Officer of AMR Eagle through May 2003. Prior to joining AMR Corporation, Mr. Reding served as President and Chief Executive Officer of Reno Air from 1992 to 1998 and President and Chief Executive Officer of Canadian Regional Airlines from 1998 to March 2000. Mr. Reding is a distinguished graduate of the United States Air Force pilot training program and served as an officer and pilot flight examiner with the United States Air Force from 1972 to 1979. He has an FAA Air Transport Pilot Rating for Douglas DC-9-MD-80 and Boeing 737 series aircraft and has accumulated over 10,000 hours as a commercial pilot. Mr. Reding is an honors graduate from the California State Polytechnic University with a Bachelor of Science degree in Aeronautical Engineering and received his master’s degree in Business Administration from Southern Illinois University. He is a member of the President’s Council of the California State Polytechnic University and has served as a board member of aviation, civic and charitable organizations.

We believe Mr. Reding is qualified to serve on our Board of Directors due to his operating and management experience, including more than 20 years of experience in the airline industry.

Executive Officers

Our current executive officers are as follows:

Name	Age	Title
Dave Davis	48	Chief Executive Officer
Michael Zemetra	44	Chief Financial Officer and Treasurer
Walé Adepoju	43	Executive Vice President and Chief Commercial Officer
Aditya Chatterjee	53	Chief Technology Officer
Jay Itzkowitz	54	Senior Vice President, General Counsel and Secretary

Mr. Davis’s biographical information is set forth above on page 10. The following is biographical information for our other executive officers.

Michael Zemetra

Michael Zemetra has served as our Chief Financial Officer and Treasurer since November 3, 2014 and previously had served as our Acting Chief Financial Officer and Treasurer and Chief Accounting Officer since August 15, 2014 and Controller and Chief Accounting Officer since June 17, 2013. Mr. Zemetra has over 15 years of financial and business experience in the media, wireless, biotech and financial services industries. Prior to joining the Company, he spent over five years in the roles of Senior Vice President and Chief Accounting Officer, Senior Vice President and Controller and Vice President and Controller for Demand Media, Inc. (NYSE: DMD), an online media company, where he was instrumental in taking the company public. Mr. Zemetra also served as Vice President and Corporate Controller for Helio LLC, a mobile-wireless joint venture between Earthlink, Inc. and SK Telecom, and Clearant, Inc., a biotechnology company. Mr. Zemetra began his career in the Entertainment, Media and Communications group of PricewaterhouseCoopers LLP, where he worked for over four years advising large content and media companies such as The Walt Disney Company, Sony Pictures, Paramount Pictures, Spelling Entertainment and LucasFilm. Mr. Zemetra holds a Masters in Accounting from the University of Southern California and a Bachelors of Arts in Business-Economics from the University of California at Riverside, and is a certified public accountant in the State of California.

Walé Adepoju

Walé Adepoju has served as our Executive Vice President & Chief Commercial Officer since July 31, 2014. From September 2013 to April 2014, Mr. Adepoju was Chief Operating Officer of AIA. While at AIA, Mr. Adepoju led the performance growth across the AIA group of companies covering all aspects of in-flight entertainment content, services and applications for airline passengers. From July 2012 to May 2014, Mr. Adepoju also served in management roles for certain of our indirect subsidiaries, including service as Chairman of Inflight Productions Ltd. and President of DTI Software. From April 2012 to August 2013, Mr. Adepoju served as Chief Strategy Officer at AIA. From May 2000 to April 2012, Mr. Adepoju served as Managing Director at IMDC Aviation Consulting, an organization that advises companies on optimizing investment in passenger systems. Prior to IMDC, Mr. Adepoju served as Director of Strategy at Spafax, an international content marketing agency with a focus on inflight magazines. Earlier in his career, Mr. Adepoju worked as an air transport analyst providing key investment advice on Aerospace companies and products. This included new aircraft analysis, re-engine and retrofit analysis. Mr. Adepoju was part of the investment team that successfully executed the turnaround and sale of Thermal Engineering — an aero engine parts supplier. Mr. Adepoju holds an honors degree in Manufacturing Engineering and a Masters in Air Transport Management from Cranfield University.

Aditya Chatterjee

Aditya Chatterjee has served as the Company’s Chief Technology Officer and Senior Vice President of Connectivity Systems since May 14, 2014. Mr. Chatterjee heads our engineering team, focusing on the organization’s technology roadmap, research and development initiatives, and engineering operations. Prior to joining the Company, from March 2007 to March 2014, Mr. Chatterjee worked as Chief Technology Officer and Vice President of Engineering for Spacenet, a provider of very small aperture terminal (VSAT) satellite-based managed network services. While at Spacenet, Mr. Chatterjee was responsible for the delivery of satellite communications, directing the development and management of Spacenet’s product and services portfolio, and guiding executive management decisions on sales, marketing and growth strategy. Mr. Chatterjee holds a Bachelor of Technology from the Indian Institute of Technology, Kharagpur and a Master of Science in Electrical Engineering from Virginia Polytechnic Institute and State University.

Jay Itzkowitz

Jay Itzkowitz has served as our Senior Vice President, General Counsel and Secretary since October 1, 2013. For the ten years prior to joining the Company, from 2004, he was a Partner and Senior Managing Director of the investment banking and securities firm Cantor Fitzgerald LP and Senior Managing Director of its public company affiliate BGC Partners Inc. (NASDAQ: BGCP). While with Cantor Fitzgerald and BGC, he was based in London. Mr. Itzkowitz played a significant role in the acquisition of many companies for Cantor Fitzgerald and BGC, including companies based in Hong Kong, Singapore, Istanbul, Paris, Sao Paulo and New York. He also provided investment banking services to clients in the media and financial services businesses. Prior to joining Cantor Fitzgerald, Mr. Itzkowitz held a number of senior positions in the media business. He was the Senior Vice President for Mergers and Acquisitions of Vivendi Universal, the French media group, based in New York and Paris, from 2001 to 2003. Prior to joining Vivendi, Mr. Itzkowitz spent 10 years, from 1992 to 2001, at The News Corporation Limited, working directly with senior management. He served as the Senior Vice President of Fox Entertainment Group in Los Angeles from 1992 to 2001, chief legal officer of News International in London from 1997 to 2001, and Executive Vice President and General Counsel of Sky Global Networks in New York from 2000 to 2001. Mr. Itzkowitz received his bachelor’s degree, magna cum laude, from Harvard University in 1982 and his J.D. from Rutgers Law School in 1985. He is a member of the Bars of California and New York (inactive), and his securities industry qualifications (inactive) include NASD Series 7, 24 and 63. He is also an FSA registered person.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Pursuant to NASDAQ listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by our Board of Directors. Consistent with this requirement, based on the review and recommendation of the Nominating and Corporate Governance Committee, or the NCG Committee, our Board of Directors reviewed all relevant identified transactions or relationships between each of our directors, or any of his family members, and us, our senior management and our independent registered public accounting firm, and has affirmatively determined that each of Messrs. Epstein, Hasker, Leddy, Reding, Sagansky, Shapiro and Sloan meets the standards of independence under the applicable NASDAQ listing standards. In making this determination, our Board of Directors found that each of these directors is free of any relationship that would impair his individual exercise of independent judgment with regard to us. Our Board of Directors has also determined that each member of its Audit Committee, Compensation Committee and NCG Committee is independent under NASDAQ Rule 5605(a)(2).

Board Leadership Structure

Our Board believes it is important to maintain flexibility as to the Board’s leadership structure, but firmly supports maintaining a non-management director in a leadership role at all times, whether as non-executive Chairman or Lead Director. Under our current structure, Mr. Shapiro serves as non-executive Chairman and we do not have a Lead Director. As Chairman of our Board of Directors, Mr. Shapiro has the authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board.

We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs and is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board. The Chairman has the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board of Directors met 11 times during 2014. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served that were held during the year. While we do not have a formal policy regarding Board members’ attendance at our annual meetings of stockholders, we encourage all Board members to attend each annual meeting. At our prior annual meeting of stockholders, all of our Board members were in attendance. The Board also has regularly scheduled executive sessions at which only independent directors are present.

Information Regarding Committees of the Board of Directors

Our Board has committees that include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The charter for each of our Board committees is posted on our website at www.geemedia.com. The following table provides membership and meeting information for each of these Board committees.

Name	Audit	Compensation	Nominating/ NCG(1)
Louis Bélanger-Martin
David M. Davis
Jeffrey E. Epstein(2)	X*		X*
Stephen Hasker(3)		X
Jeffrey A. Leddy(4)	X	X*
Robert W. Reding		X
Jeff Sagansky(4)	X	X
Edward L. Shapiro(5)			X
Harry E. Sloan(6)			X
Total meetings in 2014	12	6	0	(7)

*	Committee Chairman
(1)	On December 16, 2014, our Nominating Committee changed its name to the Nominating and Corporate Governance Committee.
(2)	On December 16, 2014, Mr. Sagansky resigned from the NCG Committee and Mr. Epstein became the Chairman of the NCG Committee.
(3)	Mr. Hasker joined our Board on April 1, 2015 and was appointed to the Compensation Committee on April 30, 2015.
(4)	Mr. Leddy became Chairman of the Compensation Committee effective April 30, 2015.
(5)	Mr. Shapiro joined the NCG Committee on December 16, 2014.
(6)	Mr. Sloan served on the Compensation Committee during 2014 and resigned from the Compensation Committee on April 30, 2015.
(7)	The directors nominated for election at our 2014 annual meeting of stockholders were nominated by the Nominating Committee pursuant to a unanimous written consent.

Below is a description of each committee of our Board of Directors.

Audit Committee

Each member of the Audit Committee is financially literate and our Board of Directors has determined that Jeffrey E. Epstein qualifies as an “audit committee financial expert” as defined in applicable SEC rules because he meets the requirement for past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience. The responsibilities of our Audit Committee include:

•	reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;
•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services to be performed by the independent registered public accounting firm and the related fees for such services;
•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm to discuss planning and staffing of the audit;
•	reviewing with the independent registered public accounting firm and management the adequacy of the Company’s internal control over financial reporting, and any significant findings and recommendations with respect to such controls;
•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and, if applicable, the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
•	meeting periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled;
•	meeting periodically (not less than annually) in separate executive session with each of the Chief Financial Officer and the independent registered public accounting firm; and
•	reviewing and approving all related party transactions.

Compensation Committee

The Compensation Committee is responsible for overseeing matters relating to compensation of our Chief Executive Officer and other executive officers and employees, including the administration of incentive-based and equity-based compensation plans. The functions of our Compensation Committee include:

•	determining and reviewing, on an annual basis, our compensation philosophy and policies;
•	determining the compensation of our Chief Executive Officer (the Chief Executive Officer may not be present);
•	determining the compensation of our other executive officers. The Committee may invite the Chief Executive Officer to be present during the Committee’s voting or deliberations;
•	delegating (to the extent permitted under the Compensation Committee’s charter) to our management determination of the compensation of our other employees;
•	determining, or recommending to the Board for determination, the compensation of members of the Board and other committees thereof;
•	reviewing and discussing the “Compensation Discussion and Analysis” disclosure with management, recommending to the Board its inclusion in our annual proxy statement and preparing a report for inclusion in such proxy statement that certifies that the Committee has discharged this duty;
•	administering the severance, incentive-based and equity-based plans established or maintained by us from time-to-time;
•	reviewing our compensation practices and the relationship among risk, risk management and compensation in light of our objectives, including its safety and soundness and the avoidance of practices that would encourage excessive risk; and
•	to the extent it deems necessary or appropriate and in its sole discretion, engaging and terminating compensation consultants, independent legal counsel, or other advisors.

The charter of our Compensation Committee provides that in the event our Compensation Committee has directors who are not “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) or any successor provision, or “non-employee directors” as such term is defined under Rule 16b-3 (“Rule 16b-3”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision, then the members of the committee who are outside directors under Section 162(m) of the Code and non-employees directors under Rule 16b-3 shall constitute a subcommittee with authority to act on behalf of the Compensation Committee with respect to matters falling within the ambit of Section 162(m) of the Code and/or Rule 16b-3.

The specific decisions of our Compensation Committee with respect to executive compensation for the year ended December 31, 2014 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2014, none of the members of our Compensation Committee was a current or former employee of our Company, except for Mr. Sloan, who was our Chairman and Chief Executive Officer prior to the Business Combination and Mr. Sagansky, who was our President prior to the Business Combination. For a description of the interests of certain members of our Compensation Committee in related-party transactions involving our Company, please see “Related Person Policy and Transactions.”

No interlocking relationships exist between our Board of Directors or our Compensation Committee and the Board of Directors or the Compensation Committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Nominating and Corporate Governance Committee

On December 16, 2014, our Board adopted a revised charter for our prior Nominating Committee and the committee was renamed the Nominating and Corporate Governance Committee. The NCG Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors and to assist the Board in developing and ensuring compliance with the Company’s foundational and corporate governance documents. The functions of our NCG Committee include:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•	advising the Board with respect to the Board composition, procedures and committees, including establishing criteria for annual performance evaluations of the Board committees by the Board;
•	advising the Board with respect to proposed changes to the Company’s amended and restated certificate of incorporation, amended and restated bylaws and corporate governance policies;
•	reviewing annually the Company’s Code of Ethics;
•	advising the Board with respect to communications with the Company’s stockholders;
•	evaluating any requests for waivers from the Company’s Code of Ethics and considering questions of conflicts of interest of Board members and the Company’s senior executives; and
•	exercising oversight over the Board, Board committees and the Company’s senior executives.

Director Nominations

The Board of Directors has delegated to the NCG Committee the responsibility of identifying, screening and recommending candidates to the Board. Potential candidates are interviewed by the Chairman and Chief Executive Officer and the Chair of the NCG Committee prior to their nomination, and may be interviewed by other directors and members of senior management. The NCG Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the NCG Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

The NCG Committee will consider candidates proposed by stockholders to be director nominees. Stockholders wishing to recommend a director candidate for consideration by the NCG Committee should provide the name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of Company stock to the attention of the Secretary of the Company at 4553 Glencoe Avenue, Los Angeles, California 90292. Stockholders wishing to directly nominate a director should follow the Company’s nominating process set forth above under “Questions and Answers about these Proxy Materials and Voting” and more fully described in the Company’s amended and restated bylaws. The NCG Committee’s policy is to evaluate director nominees proposed by stockholders in the same manner that all other director nominees are evaluated. The general criteria our NCG Committee consider important in evaluating director candidates are: (i) senior-level management and decision-making experience; (ii) a reputation for integrity and abiding by exemplary standards of business and professional conduct; (iii) ability to devote time and attention necessary to fulfill the duties and responsibilities of a director; (iv) a record of accomplishment in their respective fields, with leadership experience in a corporation or other complex organization, including government, educational and military institutions; (v) independence and the ability to represent all Global Eagle stockholders; (vi) legal and NASDAQ listing requirements; (vii) sound business judgment; (viii) candor; (ix) judgment, skills, geography and other measures to ensure that the Board as a whole reflects a range of viewpoints, backgrounds, skills, experience and expertise; and (x) the needs of the Board of Directors. Although the NCG Committee does not have a formal policy regarding diversity in making its recommendations, in considering the foregoing criteria, the NCG Committee seeks to have a Board of Directors that reflects diversity in background, education, business experience, gender, race, ethnicity, culture, skills, business relationships and associations and other factors that will contribute to the Board of Directors’ governance of the Company, and reviews its effectiveness in achieving such diversity when assessing the composition of the Board of Directors.

The Company may, in the future, pay a third-party a fee to assist it in the process of identifying and/or evaluating director candidates.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to our Secretary at 4553 Glencoe Avenue, Los Angeles, California 90292. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and
•	the number of our shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by our Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of ethics is available on our website at http://www.geemedia.com/. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website or in a Current Report on Form 8-K filed with the SEC.

Director Compensation

We have adopted a compensation program for non-employee directors. The non-employee director compensation program is intended to fairly compensate each of our non-employee directors with cash and equity compensation for the time and effort necessary to serve as a member of our Board.

Cash compensation.  Our non-employee directors are entitled to receive annual cash compensation in the amount of $75,000 for their services on the Board. Mr. Epstein is entitled to receive an additional $25,000 per year for his service as Chairman of the Audit Committee. He also received an additional $25,000 per year for his service as Lead Director in 2014.

Equity compensation.  In connection with the completion of the Business Combination, our Board granted to each non-employee director stock options to purchase 25,000 shares of common stock of the Company. On March 16, 2015, our Compensation Committee revised the equity compensation component of our non-employee director compensation program to provide that our non-employee directors are entitled to receive annual equity awards valued at $100,000 per year, consisting of stock options and/or restricted stock units (“RSUs”). As a result, on March 16, 2015, our Board granted to each non-employee director (i) for their services in 2014, 21,067 stock options, which stock options have a five year term and an exercise price of $13.15 (the closing price of our common stock on the grant date) and were fully vested upon grant and (ii) for their services in 2015, 10,533 stock options, which have a five year term, an exercise price of $13.15 (the closing price of our common stock on the grant date) and vest with respect to their underlying shares in equal installments on a quarterly basis (2,633.25 shares per quarter) commencing January 1, 2015 until fully vested. On April 30, 2015, our Board also granted 3,685 RSUs to our non-employee directors that vest on the thirteen-month anniversary of the grant date.

The table below provides summary information concerning compensation paid or accrued by us during 2014 to or on behalf of our non-employee directors for services rendered during 2014. Stephen Hasker is not included in the below table as he joined our Board in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)	All Other Compensation ($)	Total ($)
Louis Bélanger-Martin	$75,000	$—	$—	$75,000
Robert W. Reding	$75,000	$—	$—	$75,000
Jeffrey A. Leddy	$75,000	$—	$—	$75,000
Jeffrey E. Epstein	$125,000	$—	$—	$125,000
Harry E. Sloan	$75,000	$—	$—	$75,000
Jeff Sagansky	$75,000	$—	$—	$75,000
Edward L. Shapiro	$75,000	$—	$—	$75,000

As of December 31, 2014, each director listed above held 2,083 unvested stock options.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted,

COMPENSATION COMMITTEE

Harry E. Sloan, Chair
Jeffrey A. Leddy
Robert W. Reding
Jeff Sagansky

The material in this report of the Compensation Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Discussion and Analysis

Executive Summary

Our company is a combination of a number of companies that have been acquired since January 2013, and, as a result, our executive compensation programs and philosophies have evolved over the past two years. Throughout 2014, we invested significant time and effort growing our businesses, integrating our acquired companies and management team, continuing to add to our capabilities, organically and through additional acquisitions, and further defining our business strategy. Key accomplishments in fiscal year 2014 included:

•	we achieved record revenue of $388 million and Adjusted EBITDA[1] of $30.7 million in 2014, representing year-over-year growth of 49% and 123%, respectively;
•	we grew our installed base of connectivity planes from 523 at December 31, 2013 to 624 at December 31, 2014;
•	we won several new key customers in the content and connectivity segments, and achieved contract renewals with one large domestic and two large international carriers;
•	we launched connectivity trials with major international partners, Air China and Air France/Orange;
•	we completed the purchase of the remaining 6.0% of the outstanding shares of one of our international subsidiaries, Global Entertainment AG (f/k/a Advanced Inflight Alliance AG) in April 2014;
•	we announced an agreement with Boeing in June 2014 to commence the process for offering our connectivity equipment on a line-fit basis for Boeing’s 737 MAX and 787 models;
•	we began our formal restructuring plan to improve operational efficiencies in September 2014, which included closure of our German-based operations and facilities, centralization of our international financial operations and realignment of our international and U.S. tax structure;

[1]	For a description of how we define Adjusted EBITDA, see footnote 2 on page 24.

•	we purchased substantially all the assets of Purple Inflight Entertainment Private Ltd. in August 2014 to further expand our leadership in delivering Indian-based content; and
•	we entered into a multi-year agreement in October 2014 with New Skies Satellites B.V. (“SES”), an affiliate of SES. S.A., one of the largest global satellite providers, to provide us global Ku-band satellite coverage beyond our existing satellite commitments today and access to new satellite technologies such as Ku High Throughput Satellite in the future.

Our future success and ability to deliver on our short- and long-term business objectives is dependent on our ability to attract, retain and motivate our senior management team, as well as key talent in our sales, customer management and service delivery areas.

For 2014, our “named executive officers” included the following individuals:

Name	Title
David Davis	Chief Executive Officer and Director (effective July 9, 2014); formerly Chief Operating Officer (January 17, 2014 to July 8, 2014) and Chief Financial Officer (January 31, 2013 to July 9, 2014)
Michael Zemetra	Chief Financial Officer and Treasurer (effective November 3, 2014); formerly Acting Chief Financial Officer and Treasurer (August 15, 2014 to November 2, 2014) and Chief Accounting Officer and Controller (June 17, 2013 to August 15, 2014)
John LaValle	Former Chief Executive Officer and Director

Messrs. LaValle and Davis became executive officers of the Company upon the completion of the Business Combination on January 31, 2013. Prior to that, Messrs. LaValle and Davis served as Chief Executive Officer and Chief Financial Officer, respectively, of Row 44, which became our wholly-owned subsidiary upon completion of the Business Combination. As such, Messrs. LaValle and Davis’ compensation prior to January 31, 2013 was paid by Row 44. Effective January 17, 2014 and July 9, 2014, Mr. Davis was appointed Chief Operating Officer and Chief Executive Officer and Director, respectively, by the Board of Directors. Effective July 9, 2014, Mr. LaValle resigned from the Company and entered into a short term consulting arrangement with the Company. Mr. Zemetra was hired by the Company as Chief Accounting Officer and Controller in June 2013, and was appointed Acting Chief Financial Officer and Treasurer effective August 15, 2014 and Chief Financial Officer and Treasurer effective November 3, 2014.

Executive Compensation Philosophy and Objectives

We operate in a highly competitive industry providing content and connectivity to the worldwide airline industry, which is characterized by frequent technological advances, rapidly changing market requirements, and the regular emergence of new market entrants. To succeed in this environment, we must continuously develop and refine new and existing products and services, devise new business models, and demonstrate an ability to quickly identify and capitalize on new business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, financial and other business professionals. We believe that the compensation of our executives should be closely tied to the near and long-term performance and growth of the Company so that their interests are aligned with those of our stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company’s executive compensation philosophy:

•	to provide a competitive compensation package to attract and retain talented executives to manage and operate all aspects of our business;
•	to reward the achievement of corporate and individual objectives that promote the growth and profitability of our business; and
•	to align the interests of our executive officers with those of our stockholders by providing long-term equity-based compensation.

In order to satisfy the foregoing objectives, our approach to compensation decisions has been flexible rather than purely formulaic. We strive to balance incentives that promote long-term, sustainable performance and to discourage inappropriate risk-taking. Our metrics and targets for earning performance-based incentives, such as revenue and Adjusted EBITDA growth targets, are consistent with our business objectives and increasing stockholder value over the long-term. The portion of total compensation that is performance-based, such as individual annual incentives, increases commensurate with the level of an individual’s responsibility.

Prior to 2015, we had not adopted a formal executive compensation program. Principal compensation decisions for our named executive officers in 2014, including with respect to establishing the key elements of their compensation noted above, were made by our Board in connection with negotiating the executive employment agreements of Messrs. LaValle, Davis and Zemetra. These decisions are discussed in more detail below.

In 2014, neither management nor the Compensation Committee retained a compensation consultant. In 2015, as explained in more detail below, management engaged Seabury Group (“Seabury”) in connection with preparing a compensation program covering our named executive officers and other members of our senior management team.

We expect that our Compensation Committee will generally determine the overall compensation of our named executive officers and the allocation among the elements described above, in consultation with our Chief Executive Officer and/or our Chief Financial Officer. The following is a discussion of the philosophy and objectives of our executive compensation program.

Roles of Our Board of Directors, Compensation Committee and Chief Executive Officer in Compensation Decisions

Prior to 2015, the compensation arrangements for Messrs. LaValle, Davis and Zemetra were determined in arm’s-length negotiations with each individual executive. For 2015, management engaged Seabury to provide market data, benchmarking and other compensation-related information used to prepare a compensation program covering our named executive officers and other members of our senior management team, which our Chief Executive Officer proposed to our Compensation Committee.

The Compensation Committee is responsible for reviewing and approving compensation for all executive officers. This includes approving the goals and payouts under our annual incentive plan, target compensation opportunities and actual payouts for the executives, all long-term incentive grant levels and terms as well as the design of programs in which the executives participate. Our Chief Executive Officer recommends to the Compensation Committee the compensation packages for all our executive officers other than himself, including base salary increases and equity and cash incentive awards. The Compensation Committee is also authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with carrying out its responsibilities but did not retain an independent compensation consultant in 2014.

In carrying out its responsibilities, the Compensation Committee considers a number of factors, including the following:

•	our financial condition and available resources;
•	our need to fill a particular position;
•	an evaluation of the competitive market based on the collective experience of the members of the Compensation Committee with other similar companies;
•	the individual’s experience and expertise; and
•	the compensation levels of our other executive officers, each as of the time of the applicable compensation decision.

Generally, the focus of these arrangements is to recruit skilled individuals to help us meet our product development and growth objectives, while continuing to achieve our financial growth goals, as well as to maintain the level of talent and experience needed to foster the growth of the Company.

Compensation Benchmarking

In 2014 and continuing into 2015, we reviewed the compensation practices that support our ability to retain and motivate our leadership talent and attract new talent to our Company. This effort included a review of the competitiveness of our compensation practices in the global markets in which we compete for talent, the historical practices of our acquired companies and a review of the consistency of pay across the Company, and an assessment of how our compensation programs support our short- and long-term business objectives. In 2015, as a part of this review, Seabury assisted management in analyzing external market data on compensation benchmarks of the senior leadership team against peer companies of comparable size in the entertainment and technology industries. Data was obtained from proxy statements as well as published survey data. This review included a peer group consisting of the following 14 companies in our industry, who collectively have median revenues of $366 million and where the Company ranks in the 50th percentile in the group in terms of annual revenue:

Broadsoft, Inc.	Comserve, Inc.
Conversant	Dolby Laboratories
DTS	Gogo, Inc.
Harmonic	Iridium Communications
LogMeln	RealD
RLJ Entertainment	Rovi Corp
Synchronoss	TIVO

Management took this benchmarking information into account in preparing its compensation proposals to the Compensation Committee. The Compensation Committee considered this benchmarking information in reaching its determinations regarding the compensation of our named executive officers and other members of our senior management team for 2015.

Say-on-Pay Vote Result

At our 2014 annual meeting of stockholders, approximately 99% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Our Board of Directors and our Compensation Committee reviewed these vote results and determined that, given the significant level of support, no significant changes to our executive compensation policies and decisions were warranted in 2014 based on the results of this vote. Our management also engages in dialogue with our largest stockholders on an ongoing basis, and the Compensation Committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Elements of Executive Compensation

We believe the compensation packages of our named executive officers are consistent with our compensation objectives, in that their compensation consists of a mix of base salary, cash incentive bonuses, equity-based incentives and standard employee benefits. The following table sets forth the key elements of our named executive officers’ compensation, along with the primary objective associated with each element of compensation. We expect that these elements and objectives will be reflected in our executive compensation program developed by our Compensation Committee, as discussed in greater detail below.

Compensation Element	Type	Primary Objective
Base salary	Fixed Annual cash	Attract and retain high-performing and experienced leaders at a competitive level of salary.
Annual performance-based cash compensation	Variable Annual cash	Motivate and reward executives for achieving annual corporate earnings and/or revenue goals and the achievement of strategic goals at the company, department and individual level that lead to long-term value creation.
Long-term equity incentive compensation	Variable Equity	Align the interests of our named executive officers with stockholder interests, encourage the maximization of stockholder value and retain key executives over the long term.

Compensation Element	Type	Primary Objective
Severance and change in control benefits	Selective	To encourage the continued attention and dedication of our named executive officers and provide reasonable individual security to enable our named executive officers to focus on our best interests, particularly when considering strategic alternatives that may adversely impact our named executive officers.
Retirement savings (401(k)) plan	Broad-based	To provide retirement savings in a tax-efficient manner.
Health and welfare benefits	Broad-based	To provide standard protections from health, dental, vision, death and disability risks as part of a market-competitive compensation package.

Compensation Mix

We did not establish specific percentages of total compensation for our executive officers to be delivered through fixed and variable compensation in 2014 as the executives were either new to the Company or new to their roles and the 2014 changes in their base salary and annual and long-term incentives were tied to their new-hire package or their promotion. For 2015, the Compensation Committee reviewed benchmarking data described above and approved target levels and the mix of fixed and variable compensation for the senior management team. To tie our executive compensation programs to our performance, we are targeting the 2015 total compensation package to be heavily weighted towards variable cash and long-term equity incentives. The chart below shows the target mix of each element of the total compensation package for our Chief Executive Officer for 2015. The pay mix for our other executive officers will also be structured to deliver a majority of total compensation through variable compensation.

2014 Compensation Decisions

Base Salary

Base salaries for our named executive officers are generally based on the scope of their responsibilities, historical performance and individual experience. We also aim to set base salaries at levels generally comparable with those of executives in similar positions and with similar responsibilities at comparable companies as necessary to attract, retain and motivate executives. Base salaries are reviewed at least annually, and may be further adjusted from time to time by the Compensation Committee.

None of the named executive officers received base salary increases in 2014 except in conjunction with appointments to new roles involving a change in scope and responsibilities and $5,000 increase to Mr. Zemetra’s base salary prior to his promotion to Acting Chief Financial Officer. Mr. Davis received an increase in his base salary effective July 9, 2014 from $425,000 to $500,000 when he was appointed Chief Executive Officer. Our Compensation Committee determined the amount of this increase based on arm’s-length negotiations with Mr. Davis. He did not receive an increase in his base salary on January 17, 2014 when he became the Chief Operating Officer in addition to Chief Financial Officer. Mr. Zemetra received an increase in his base salary on November 3, 2014 from $255,000 to $350,000 when he was appointed Chief Financial Officer and Treasurer. Our Compensation Committee determined the amount of this increase based on arm’s-length negotiations with Mr. Zemetra. He did not receive an increase in his base salary on July 9, 2014 when he was appointed Acting Chief Financial Officer and Treasurer in addition to Chief Accounting Officer and Controller.

Annual Cash Incentive Compensation

In March 2014, the Compensation Committee approved an annual incentive plan, pursuant to which certain employees, including the named executive officers, were eligible to participate in an annual award pool. For 2014, the pool was funded at a range of $1.0 million to a 100% target level of $7.2 million based upon the Company’s achievement of certain financial goals related to Adjusted EBITDA2 for the year ending December 31, 2014 of $50 million. The target level of funding was determined by the Compensation Committee based on the sum of the target bonus amounts included in the employment agreements or offer letters that the Company has with the employees who were eligible to participate in the plan, including the named executive officers. The Compensation Committee had the discretion to increase the funding for the award pool up to a maximum of 137% of the target level, or $9.84 million, should the Company’s Adjusted EBITDA targets be exceeded. The actual adjusted EBITDA for 2014 was $30.7 million. As a result, the Company did not achieve the level of Adjusted EBITDA needed to fund the annual incentive pool and the named executive officers did not receive a payout under this plan for 2014.

The table below shows the 2014 target and actual annual incentive payouts for the named executive officers, expressed as a percentage of base salary:

Name	2014 Target Annual Incentive (% of base salary)	2014 Actual Annual Incentive (% of base salary)
David Davis	75%	0%
Michael Zemetra(1)	50%	0%

(1)	In April 2014, the Compensation Committee approved and paid a discretionary incentive payment of $75,000 to Mr. Zemetra for his performance in 2013.

2015 Annual Cash Incentive Compensation

The Compensation Committee approved changes to the annual incentive plan for 2015 in an effort to better align the plan with shareholder interests and executive compensation programs of peer companies. For 2015, the annual incentive payouts for the named executive officers will be based 45% on Adjusted EBITDA targets, 25% on consolidated revenue targets, 15% on meeting 2015 strategic objectives agreed to in December 2014 and 15% on individual objectives identified for each named executive officer, as assessed by the Compensation Committee. Effective January 1, 2015, the 2015 target annual incentive for Mr. Davis and Mr. Zemetra was increased to 100% and 75% of base salary, respectively.

[2]	Adjusted EBITDA is a non-GAAP (generally accepted accounting principles in the United States) financial measure that we define as operating loss before income taxes before, when applicable, other income (expense), interest expense (income), depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f) impairment of a portion of certain receivables directly attributable to a customer undergoing economic hardships from recent trade sanctions imposed by the European Union and the United States on Russia, (g) changes in the fair value of our derivative financial instruments, (h) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014 and (i) expenditures related the Business Combination. Management does not consider these costs to be indicative of our core operating results.

Long-Term Equity-Based Incentive Compensation

We utilize stock options and other stock-based awards to reward long-term performance. We believe that providing a meaningful portion of an executive’s total compensation package in the form of equity awards aligns the long-term incentives of the named executive officers with the interests of our stockholders.

During 2014, we granted Mr. Davis (i) 25,000 stock options with an exercise price of $16.70 per share (the closing price of our common stock on the grant date) in connection with his appointment to Chief Operating Officer on January 13, 2014, and (ii) 100,000 stock options with an exercise price of $11.43 per share (the closing price of our common stock on the grant date) in connection with his appointment to Chief Executive Officer on July 9, 2014. During 2014, we granted Mr. Zemetra (i) 4,942 RSUs on September 17, 2014, for 2014 performance and (ii) 75,000 stock options on October 31, 2014 with an exercise price of $12.23 per share (the closing price of our common stock on the grant date) in connection with his promotion to Chief Financial Officer and Treasurer. The RSU grant was intended to reward Mr. Zemetra, and other executives who received RSU grants, for significant individual and strategic accomplishments during 2014 that did not result in payouts under the 2014 annual incentive plan because Adjusted EBITDA targets were not met, and because there were no ongoing equity awards in 2014 other than grants in connection with promotions or employment. All stock options granted to Messrs. Davis and Zemetra have five year terms, vest with respect to 25% of their underlying shares on the first anniversary of the date of grant and thereafter ratably on a monthly basis over the following three years until fully vested. Mr. Zemetra’s September 17, 2014 RSU grant vests based on achieving a specified target level of Adjusted EBITDA for 2014, which was satisfied, and continuation of employment through September 17, 2015.

Prior to 2015, our executives received significant equity grants when they joined the Company, and as a result we did not establish an ongoing equity award program for our executives. In March 2015, the Compensation Committee reviewed the types and amounts of long-term incentives provided by peer companies provided by management with the assistance of Seabury as described above, our desired compensation objectives and positions relative to the market, and the desired mix of total compensation for our executives. Based on this review, the Compensation Committee concluded that there was a need for an ongoing equity award program and approved 2015 long-term incentive grants for the named executive officers that included a mix of stock options and RSUs. Our ongoing equity award program will take into consideration our current pool of shares available for grant, the additional shares we are asking shareholders to approve at the Annual Meeting and our annual burn rates and levels of dilution. We do not yet have any stock ownership guidelines or requirements for our executive officers or directors but will look to establish guidelines as our ongoing equity award program develops.

Retirement Savings and Other Benefits

We maintain a 401(k) retirement savings plan for our employees, including the named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts, up to a statutorily prescribed limit, to the 401(k) plan. For 2014, the prescribed annual limit was $17,500. Under the 401(k) Plan, the Company may, but is not obligated to, match a portion of the employee contributions up to a defined maximum. The Company did not make any matching contributions for 2014. We believe that providing a vehicle for tax-preferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees.

Additional benefits received by our employees, including the named executive officers, consist of medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees.

We design our employee benefits programs to be affordable and competitive in relation to comparably sized companies, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market. Beginning in 2014, to adjust for the rising costs of medical and dental insurance, we began charging all U.S.-based employees, including our named executive officers, a portion of their respective monthly medical premiums.

Severance Benefits

Under the terms of their respective executive employment agreements, Messrs. Davis and Zemetra are entitled to certain severance benefits, including benefits payable upon termination without cause or termination for good reason. These provisions are discussed more fully in the section below under “Executive Compensation — Potential Payments upon Termination or Change in Control.”

Perquisites

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits. Under his executive employment agreement, as amended on April 12, 2015, Mr. Davis is entitled to reimbursement for all reasonable commuting and temporary residence/hotel costs to the metropolitan area in which the Company is headquartered until August 1, 2015 and all reasonable commuting costs to the Company’s headquarters after August 1, 2015. If Mr. Davis chooses to establish a permanent residence in the metropolitan area where the Company is headquartered, the Company will reimburse him for all reasonable relocation expenses, including the movement of household goods, in an amount not to exceed $25,000.

Deductibility of Executive Compensation; Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, up to $1.0 million per executive per year, unless certain requirements are met. While the Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in making decisions with respect to compensation.

Summary Compensation Table for 2014

The following table shows the compensation earned or received during 2014, 2013 and 2012 by each of our named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K). For Messrs. Davis and LaValle, all compensation paid to them prior to February 1, 2013 was paid by Row 44.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)		Total ($)
David M. Davis Chief Executive Officer	2014	427,869	—	—	673,000	—	—		1,100,869
	2013	425,000	—	—	2,648,897	—	97,921	(5)	3,171,818
	2012	43,591	125,000	—	32,000	—	—		225,591
Michael Zemetra Chief Financial Officer and Treasurer	2014	261,818	75,000	63,752	365,250	—	—		765,818
John LaValle Former Chief Executive Officer	2014	230,192	—	—	—	—	348,980	(6)	579,172
	2013	437,505	—	—	2,943,219	—	4,600	(7)	3,385,324
	2012	277,757	—	—	354,100	—	4,600	(7)	636,457

(1)	Amounts disclosed under “Bonus” for 2014 represent a discretionary payment to Mr. Zemetra for his performance in 2013.
(2)	Amounts set forth in this column represent the grant date fair value of stock-based awards granted during the year computed in accordance with Accounting Standards Codification Topic No. 718, “Compensation — Stock Compensation” (“ASC 718”). The aggregate grant date fair value of the stock awards reflected in these columns was determined using the valuation methodology and assumptions set forth in Note 12 “Stock Options, Common Stock and Warrants” of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Form 10-K”).
(3)	Amounts set forth in this column represent the grant date fair value of stock-based awards granted during the year computed in accordance with ASC 718. The aggregate grant date fair value of the stock option awards reflected in these columns was determined using the valuation methodology and assumptions set forth in Note 12 “Stock Options, Common Stock and Warrants” of the Notes to Consolidated Financial Statements included in the 2014 Form 10-K.
(4)	Perquisites whose aggregate value is less than $10,000 are not disclosed.
(5)	Amounts disclosed under “All Other Compensation” includes $3,870 cost of long-term care plan paid for by the Company for Mr. Davis and approximately $94,051 of income from reimbursements for certain commuting and temporary residence/hotel costs incurred by Mr. Davis in 2013, of which $26,000 represents a gross-up to cover Mr. Davis’ income taxes from such reimbursements in 2013.
(6)	On July 9, 2014, Mr. LaValle resigned as the Chief Executive Officer of the Company and as a member of the Board. Includes a cash severance payment of $187,510 plus reimbursement of health insurance related premiums of $11,470 paid by Mr. LaValle under COBRA, as further described below under “Former Chief Executive Officer Termination Payments.” Includes $150,000 paid to Mr. LaValle pursuant to our consulting agreement with him entered into on July 9, 2015.
(7)	Includes the cost of a long-term care plan paid for by the Company.

Grants of Plan-Based Awards for 2014

The following table sets forth information relating to grants of plan-based awards to the named executive officers in 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
David M. Davis		0	375,000	750,000	—		—	—	—
	1/13/14		—	—	—		25,000	16.70	212,000
	7/9/14		—	—	—		100,000	11.43	461,000
Michael Zemetra		0	175,000	350,000	—		—	—	—
	9/17/14		—	—	4,942	(4)	—	—	63,752
	10/31/14		—	—	—		75,000	12.23	365,250
John LaValle		—	—	—	—		—	—	—

(1)	Represents potential payouts under the 2014 annual incentive plan at target and maximum levels of performance. None of the named executive officers earned actual payouts under the plan for 2014 as the minimum level of Adjusted EBITDA required to fund the plan was not achieved.
(2)	Represents stock options that were granted under the Incentive Plan. Stock options have a five-year term and generally vest and become exercisable with respect to 25% of their underlying shares on the first anniversary of their grant date and vest with respect to the remaining 75% of their underlying shares ratably on a monthly basis over the following three years until fully vested. In general, recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested.
(3)	Amounts reflect the grant date fair value of stock options granted in 2014, computed in accordance with ASC 718, rather than amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the stock options in Note 12 to the Company’s audited consolidated financial statements filed with the 2014 Form 10-K.
(4)	Represents performance-based RSUs that were granted under the Incentive Plan and which vest based on achieving a specified level of EBITDA for 2014 and continuation of employment through September 17, 2015.

Outstanding Equity Awards at 2014 Year-End

The following table sets forth the equity-based awards held by the named executive officers that were outstanding on December 31, 2014.

Name	Grant Date	Option/Stock Appreciation Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David M. Davis	1/31/2013	323,438	351,562		10.00	1/31/2018	—	—
	1/13/2014	—	25,000		16.70	1/13/2019	—	—
	7/9/2014	—	100,000		11.43	7/9/2019	—	—
Michael Zemetra	6/25/2013	103,125	171,875		9.87	6/25/2018	—	—
	9/17/2014	—	—		—	—	4,942	67,260
	10/31/2014	—	75,000		12.23	10/31/2019	—	—
John LaValle	1/31/2013	375,000	375,000	(4)	10.00	6/30/2015	—	—

(1)	Represents stock options that vest and become exercisable with respect to 25% of their underlying shares on the first anniversary of their grant date and vest with respect to the remaining 75% of their underlying shares ratably on a monthly basis over the following three years until fully vested. In general, recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested.
(2)	Represents RSUs that vest based on achieving a specified level of Adjusted EBITDA for 2014 and continuation of employment through September 17, 2015.
(3)	The market value of RSUs was calculated by multiplying $13.61, the closing price of a share of our common stock on December 31, 2014, by the number of unvested RSUs outstanding under the award.
(4)	If there is a Change of Control, as defined under the Incentive Plan, prior to June 30, 2015, Mr. LaValle’s 375,000 unvested options will vest fully on the Change of Control date.

Option Exercises and Stock Vested

The following table provides information regarding all exercises of our stock options and the vesting of RSUs held by the named executive officers during the year ended December 31, 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized of Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized of Vesting ($) (b)
David M. Davis	—	—	—	—
Mike Zemetra	—	—	—	—
John LaValle	253,585	932,007	—	—

(1)	Value Realized on Exercise represents the difference between the market price of the underlying common stock on the exercise date and the exercise price of the options.

Employment Agreements

We have employment agreements with each of Messrs. Davis and Zemetra.

We entered into an executive employment agreement with Mr. Davis on July 9, 2014, in connection with his appointment as Chief Executive Officer and Director. The agreement provided for Mr. Davis’ employment as Chief Executive Officer and Director with an annual base salary of $500,000, subject to annual increases as determined by the Board. Mr. Davis was also entitled, upon achieving certain individual and performance goals to be determined by the Board, to an annual cash incentive in the amount determined by the Board with a target of 75% and not to exceed 150% of Mr. Davis’ base salary. The agreement was subsequently amended on April 12, 2015 to increase Mr. Davis’ base salary to $550,000 and his target annual incentive to 100% of base salary. Any annual cash incentives earned will be payable pursuant to the annual incentive plan discussed above under “Annual Cash Incentive Compensation.” The agreement provides for severance and change in control benefits as described below.

We entered into an executive employment agreement with Mr. Zemetra on November 3, 2014, in connection with his appointment as Chief Financial Officer and Treasurer. The agreement provides for Mr. Zemetra’s employment as Chief Financial Officer and Treasurer with an annual base salary of $350,000, subject to annual increases as determined by the Board. Mr. Zemetra is also entitled, upon achieving certain individual and performance goals to be determined by the Board, to an annual cash bonus in the amount determined by the Board with a target of 50% and not to exceed 100% of Mr. Zemetra’s base salary. Any annual cash incentives earned will be paid pursuant to the annual incentive plan discussed above under “Annual Cash Incentive Compensation.” The agreement provides for severance and change in control benefits as described below.

Under the terms of each named executive officer’s executive employment agreement, in the event that a change in control of the Company occurs and any payment to such executive would constitute a parachute payment as defined within the meaning of Section 280G of the Code, the Company will either (a) reduce the amount of such payment so that such payment would not be subject to the excise tax imposed pursuant to Section 4999 of the Code, or alternatively (b) pay the full amount of such payment to the named executive officer (with such executive being personally responsible for payment of any associated excise taxes), whichever produces the better after-tax result for the named executive officer.

Potential Payments upon Termination or Change in Control

The following summarizes the payments and benefits that our named executive officers would be entitled to receive upon certain qualifying terminations of employment and/or a change in control, in each case, under employment agreements as in effect on December 31, 2014. As discussed above under “Compensation Discussion and Analysis,” we believe that severance and change in control protections are important components of our named executive officers’ compensation packages because these protections provide security and stability that help enable our named executive officers to focus on their duties and responsibilities to the Company and to act with the best interests of the Company and its stockholders in mind at all times, even under circumstances where the interests of the Company and its stockholders may be adverse to the executive’s job security.

Termination, No Change in Control.  If either of Mr. Davis’ or Mr. Zemetra’s (each, the “Executive”) employment is terminated by the Company without “cause” or by the Executive for “good reason,” outside the context of a change in control, subject to the Executive executing a general release in favor of the Company, then, in addition to payments of accrued compensation and benefits through the date of termination, the Executive will be entitled to receive continuation of then existing health and welfare benefits, a lump sum cash payment equal to 175% of his base salary in effect as of his termination in the case of Mr. Davis and 100% of his base salary in effect as of his termination in the case of Mr. Zemetra, and for a period of twelve (12) months following the Executive’s last day of employment with the Company, to exercise all vested equity incentive awards (unless the period provided for under the applicable plan for the particular award would provide for a longer period of exercise following termination of employment in similar circumstances). Mr. Zemetra is also eligible to receive any unpaid annual bonus to which Mr. Zemetra would have become entitled for any fiscal year of the Company that ends on or before the date of termination had Mr. Zemetra remained employed through the payment date. Upon a termination with “cause” or the Executive resigns for any reason other than “good reason” or on a termination due to death or disability, the Executive will only be entitled to base salary and benefits through the date of termination.

Change in Control.  If the Company experiences a “change in control” (as defined in the Incentive Plan) and the Executive is terminated by the Company (or its successor or an affiliate) for any reason other than “cause” or the Executive terminates for “good reason” through the first year anniversary of the consummation of the change in control, the Executive will be entitled (i) to receive, for one year following the termination of employment, continuation of then existing health and welfare benefits; (ii) to receive a lump sum cash payment equal to 350% of his base salary in effect as of his termination in the case of Mr. Davis and 100% of his base salary in effect as of his termination in the case of Mr. Zemetra; (iii) to accelerated vesting of all unvested equity awards made prior to the Executive’s last day of employment with the Company; and (iv) for a period of twelve (12) months following the Executive’s last day of employment with the Company, to exercise all vested equity incentive awards (unless the period provided for under the applicable plan for the particular award would provide for a longer period of exercise following termination of employment in similar circumstances).

The Executive’s right to receive the severance payments described above is subject to the Executive’s delivery of an effective general release of claims in favor of the Company. We do not provide excise tax gross-ups to our named executive officers. Our named executive officers’ executive employment agreements currently provide that, in the event of a change in control of the Company, the Company shall either (a) reduce the amount of such payment so that such payment would not be subject to the excise tax imposed pursuant to Section 4999 of the Code, or alternatively (b) pay the full amount of such payment to the named executive officer (with such executive being personally responsible for payment of any associated excise taxes), whichever produces the better after-tax result for the named executive officer.

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of a change in control, or certain qualifying terminations of employment, including in connection with a change in control, assuming that each named executive officer’s termination of employment, as the case may be, with the Company occurred on December 31, 2014 and, where relevant, that a change in control of the Company occurred on December 31, 2014. Amounts shown in the table below do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation.

Executive	Benefit	Termination for Cause or without Good Reason or because of Death or Disability ($)	Termination without Cause or for Good Reason ($)	Termination for Good Reason or Without Cause following a Change in Control ($)
David M. Davis	Severance(1)	—	875,000	1,750,000
	Benefits continuation(2)	—	8,700	8,700
	Accelerated equity awards(3)	—	—	1,487,139
	Total	$—	$883,700	$3,245,839	(4)
Michael Zemetra	Severance(1)	—	525,000	350,000
	Benefits continuation(2)	—	8,700	8,700
	Accelerated equity awards(3)	—	—	813,573
	Total	$—	$533,700	$1,172,273	(4)

(1)	Represents cash severance provided under each named executive officer’s employment agreement at the target level of 50%.
(2)	Represents the cost of Company-subsidized continued benefits for the payout period provided under each named executive officer’s employment agreement, based on our then-applicable costs to provide such coverage.
(3)	Represents the aggregate value of the executive’s unvested stock options and RSUs that would have vested on an accelerated basis, determined by multiplying the number of accelerating option shares and RSUs by the fair market value of our common stock on December 31, 2014 ($13.61), which was the closing price of our common stock on December 31, 2014, the last trading day of 2014, and subtracting the applicable exercise prices.
(4)	The actual severance amounts may be reduced pursuant to the terms of the executive employment agreements which provide that in the event that a change in control of the Company occurs and any payment to the Executive constitutes a parachute payment as defined within the meaning of Section 280G of the Code, the Company shall either (a) reduce the amount of such payment so that such payment would not be subject to the excise tax imposed pursuant to Section 4999 of the Code, or alternatively

(b) pay the full amount of such payment to the named executive officer (with such executive being personally responsible for payment of any associated excise taxes), whichever produces the better after-tax result for the named executive officer.

Former Chief Executive Officer Termination Payments

On July 9, 2014, Mr. LaValle departed from his position as Chief Executive Officer, and the Company entered into a Separation Agreement and General Release with him (the “Separation Agreement”). Also on July 9, 2014, the Board accepted Mr. LaValle’s resignation of from the Board, effective immediately.

Pursuant to the Separation Agreement, Mr. LaValle is entitled to receive his base salary over the 12 month period following the date of the Separation Agreement and reimbursement of 12 months of health insurance related premiums paid by Mr. LaValle under COBRA. In addition, the Separation Agreement provides that, notwithstanding the terms of the option grant agreements between Mr. LaValle and the Company, 375,000 of Mr. LaValle’s options under such agreements as of July 1, 2014 were immediately vested as of the effective date of the Separation Agreement. Additionally, if there is a change of control (as defined under the Incentive Plan) prior to June 30, 2015, Mr. LaValle shall be vested in the remaining 375,000 unvested options under his current option agreements with the Company. Mr. LaValle will have until June 30, 2015 to exercise any vested options. In consideration for the foregoing, the Separation Agreement contains a general release of claims by Mr. LaValle against the Company. The Separation Agreement also contains certain non-competition and non-solicitation obligations. The Separation Agreement also required Mr. LaValle to enter into a consulting agreement with the Company, as described below.

On July 9, 2014, the Company also entered into a Consulting Agreement with Mr. LaValle (the “Consulting Agreement”). The Consulting Agreement provided for Mr. LaValle to serve as a consultant to the Company for four months following the effective date of the Separation Agreement and to receive a total consulting fee of $150,000 in four monthly installments of $37,500 during the consulting period. The Company was required to pay the consulting fee to Mr. LaValle regardless of how much work the Company requested Mr. LaValle to perform.

The table provides the amounts payable to Mr. LaValle in connection with his termination of employment.

Name	Severance(1)	Equity(2)	Perquisites/ Benefits(3) ($)	All Other Compensation(4)	Total ($)
John LaValle	450,000	325,902	27,529	150,000	953,431

(1)	Amount represents Mr. LaValle’s base salary for a 12-month period following the effective date of his Separation Agreement, seven months of which are subject to compliance with his non-competition agreement.
(2)	Amount represents the aggregate value of the executive’s unvested stock options that vested on an accelerated basis upon his separation from the Company, determined by multiplying the number of accelerating option shares (109,375) by the fair market value of our common stock on July 9, 2014 ($11.01), which was the closing price of our common stock on July 9, 2014, and subtracting the applicable exercise price. In connection with the executive’s separation, the exercise period during which the executive can exercise his options was extended from 90 days to one year from separation.
(3)	Amount represents reimbursement of 12 months of health insurance related premiums to be paid by Mr. LaValle under COBRA.
(4)	Represents amounts paid to Mr. LaValle pursuant to the Consulting Agreement.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders(1)	5,831,009	$10.64	1,122,472
Equity Compensation Plans Not Approved by Stockholders	—	—	—

(1)	Consists of the Incentive Plan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of April 29, 2015, by:

•	each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;
•	each named executive officer and each director; and
•	all of the Company’s executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial ownership of the Company’s common stock is based on 77,104,388 shares of the Company’s common stock issued and outstanding as of April 29, 2015 (excluding 3,053,634 shares of common stock held by Global Entertainment AG, our wholly-owned subsidiary).

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Outstanding Common Stock
PAR Investment Partners, L.P.(2)	29,458,465	38.0%
Putnam Investments, LLC(3)	9,832,412	12.6%
Abrams Capital Management, L.P.(4)	5,000,000	6.5%
Louis Bélanger-Martin(5)	152,677	*
David M. Davis(6)	426,982	*
Jeffrey E. Epstein(7)	48,700	*
Stephen Hasker	—	*
John LaValle	9,000	*
Jeffrey A. Leddy(7)	48,700	*
Robert W. Reding(7)	48,700	*
Jeff Sagansky(7)	792,217	1.0%
Edward L. Shapiro(2)(7)	48,700	*
Harry E. Sloan(7)	148,699	*
Michael Zemetra(8)	63,410	*
All executive officers and directors as a group (13 individuals)	1,778,785	2.3%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each individual is 4553 Glencoe Avenue, Los Angeles, CA 90292.

(2)	Includes 477,393 shares of common stock issuable upon the exercise of warrants. All shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The shares held by PAR are part of a portfolio managed by Edward L. Shapiro, who is Chairman of the Board of the Company. As an employee of PCM, Mr. Shapiro has the authority to make investment decisions with respect to our shares held by PAR. The address of PAR is One International Place, Suite 2401, Boston, MA 02110.
(3)	According to a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 17, 2015, Putnam Investment Management, LLC (“PIM”) is the investment manager to Putnam Capital Spectrum Fund (“Capital Spectrum”) and Putnam Equity Spectrum Fund (“Equity Spectrum”), both series of Putnam Funds Trust, a Massachusetts business trust. Capital Spectrum holds 5,156,227 shares of the Company’s common stock. Equity Spectrum holds 4,676,185 shares of the Company’s common stock. PIM has investment power over the shares reported herein, but voting power over the shares is held by the trustees of Capital Spectrum and Equity Spectrum. The Company has entered into a Voting Rights Waiver Agreement (the “Voting Rights Waiver Agreement”) with PIM pursuant to which PIM, Capital Spectrum and Equity Spectrum and certain affiliated persons and entities (the “Other Putnam Investors”) agreed to waive all voting rights that they may have in respect of any voting securities issued by the Company that exceed, in the aggregate, 4.99% of the total voting rights exercisable by the Company’s outstanding voting securities. The Voting Rights Waiver Agreement provides that any voting rights waived by PIM, Capital Spectrum, Equity Spectrum or the Other Putnam Investors will be apportioned among those parties on a pro rata basis based upon their relative holdings of the Company’s voting securities. The Voting Rights Waiver Agreement will expire at the time that Capital Spectrum, Equity Spectrum and all Other Putnam Investors that are investment companies registered under the Investment Company Act of 1940, as amended, no longer own any of the Company’s voting common stock, at which time the remaining Other Putnam Investors will be entitled to any and all voting rights pertaining to their voting securities. The business address of PIM, Capital Spectrum and Equity Spectrum is One Post Office Square, Boston, MA 02109.
(4)	According to a Schedule 13G/A filed with the SEC on February 13, 2015 on behalf of Abrams Capital Partners II, L.P., a Delaware limited partnership (“Abrams II”); Abrams Capital, LLC, a Delaware limited liability company (“Abrams Capital”); Abrams Capital Management, LLC, a Delaware limited liability company (“Abrams CM LLC”); Abrams Capital Management, L.P., a Delaware limited partnership (“Abrams CM LP”); and David Abrams, an individual and a U.S. citizen, Abrams II holds shared voting and shared dispositive power with respect to 4,022,990 shares of the Company’s common stock, Abrams Capital holds shared voting and shared dispositive power with respect to 4,732,160 shares of the Company’s common stock, and each of Abrams CM LLC, Abrams CM LP and Mr. Abrams holds shared voting and shared dispositive power with respect to 5,000,000 shares of the Company’s common stock. The shares of the Company’s common stock over which Abrams Capital holds shared voting and shared dispositive power are beneficially owned by Abrams II and other private investment funds for which Abrams Capital serves as general partner. The shares of the Company’s common stock over which Abrams CM LLC and Abrams CM LP hold shared voting and shared dispositive power include the shares that are beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The shares of the Company’s common stock over which Mr. Abrams holds shared voting and shared dispositive power include the shares that are beneficially owned by Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The address of this stockholder is c/o Abrams Capital Management, L.P., 222 Berkeley Street, 21st Floor, Boston, MA 02116.
(5)	Includes 103,977 shares of the Company’s common stock and options to purchase 48,700 shares of the Company’s common stock that have vested or will vest within 60 days. On March 16, 2015, the Company granted 21,067 options to purchase shares of the Company’s common stock to Mr. Bélanger-Martin. The options were immediately vested upon grant and will expire on March 16, 2020. Also includes options exercisable for 2,633 shares of common stock that vested on March 31, 2015.

(6)	Includes 24,378 shares of the Company’s common stock and options to purchase 402,604 shares of the Company’s common stock that have vested or will vest within 60 days. 393,750 of these options were granted on January 31, 2013 in connection with Mr. Davis’s employment as our Chief Financial Officer and Treasurer. The initial grant to Mr. Davis consisted of options to purchase 675,000 shares of the Company’s common stock. The options vested with respect to 25% (168,750) of their underlying shares on January 31, 2014. Since January 31, 2014, the options have vested and are expected to continue to vest with respect to the remaining 75% (506,250) of their underlying shares ratably over the next three years on a monthly basis (14,062.5 shares per month) until fully vested. Except as otherwise provided in the option grant agreement between the Company and Mr. Davis, these stock options expire on January 31, 2023. The options to purchase 402,604 shares of the Company’s common stock that have vested or will vest within 60 days included in the table above also includes options to purchase 8,854 shares of the Company’s common stock that were granted to Mr. Davis on January 13, 2014 in connection with Mr. Davis’s appointment as our Chief Operating Officer. The initial grant to Mr. Davis consisted of options to purchase 25,000 shares of the Company’s common stock. These options vested with respect to 25% (6,250) of their underlying shares on the first anniversary of the date of grant, or January 13, 2015, and have vested and are expected to continue to vest with respect to the remaining 75% (18,750) of their underlying shares ratably over the next three years on a monthly basis (approximately 520.8 shares per month) until fully vested.
(7)	Includes options exercisable for 25,000 shares of the Company’s common stock that were granted in February 2013 to our non-employee directors in connection with the Business Combination. Except as otherwise provided in the option grant agreement between the Company and the option holder, these stock options expire on February 19, 2023. Also includes (i) options exercisable for 21,067 shares of the Company’s common stock that were granted on March 16, 2015 which were immediately vested upon grant and will expire on March 16, 2020 and (ii) options exercisable for 2,633 shares of common stock that vested on March 31, 2015.
(8)	Includes options exercisable for 44,479 shares of the Company’s common stock that were granted on June 25, 2013 in connection with Mr. Zemetra’s appointment as Chief Accounting Officer. The initial grant to Mr. Zemetra consisted of options to purchase 275,000 shares of the Company’s common stock. These options vested with respect to 25% (68,750) of their underlying shares on June 17, 2014, and have vested and are expected to continue to vest with respect to the remaining 75% (206,250) of their underlying shares ratably over the next three years on a monthly basis (approximately 5,729 shares per month) until fully vested.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except for a Form 4 filed on November 10, 2014 reporting the grant of 75,000 stock options to Michael Zemetra that occurred on October 31, 2014.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED GLOBAL EAGLE
ENTERTAINMENT INC. 2013 EQUITY INCENTIVE PLAN

We currently maintain the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan, as amended (the “Incentive Plan”). As of April 20, 2015, there were 6,144,537 shares of our common stock underlying outstanding awards previously granted under the Incentive Plan. The stock options outstanding have a weighted average exercise price of $11.02 and a weighted average remaining term of 3.59 years. As of April 20, 2015, 296,183 shares of common stock remain available for grant under the Incentive Plan, which we believe will be insufficient to meet our equity compensation requirements in the future. Accordingly, we are asking our stockholders to approve an amendment and restatement of the Incentive Plan to increase the number of shares of common stock available for grant by 1,500,000 (the “Incentive Plan Amendment”). If the Incentive Plan Amendment is approved, a total of 1,796,183 shares of common stock will be available for grant, subject to the terms and limitations set forth in the Incentive Plan. The closing price of our common stock on the NASDAQ Capital Market on April 29, 2015 was $13.01

The Incentive Plan is our only plan for providing equity incentive compensation to our employees and equity is a significant component of total compensation for many of our key employees. The Board believes that the Incentive Plan is in the best interests of shareholders and the Company, as equity awards granted under this plan help to attract, motivate, and retain key talent, align employee and shareholder interests, link employee compensation to company performance and maintain a culture based on employee stock ownership.

Our Board of Directors approved the Incentive Plan Amendment on April 30, 2015, subject to stockholder approval. The Incentive Plan Amendment will be effective upon receipt of stockholder approval. If our stockholders do not approve the Incentive Plan Amendment, the current provisions of the Incentive Plan will continue to apply, and no additional shares will be added to the Incentive Plan.

The essential features of the Incentive Plan, as amended and restated by the Incentive Plan Amendment, are summarized below. This summary does not purport to be a complete description of all the provisions of the Incentive Plan, and is subject to and qualified in its entirety by reference to the complete text of the Incentive Plan, as amended and restated by the proposed Incentive Plan Amendment, which is attached as Appendix A hereto. Any capitalized terms that are used in this Proposal but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Incentive Plan, as amended and restated by the proposed Incentive Plan Amendment.

The Amended and Restated Global Eagle Entertainment Inc. 2013 Equity Incentive Plan

Background

The purpose of the Incentive Plan is to provide a means through which we may attract and retain key personnel and provide a means whereby directors, officers, employees and consultants of the Company and our subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of our stockholders.

We may grant stock options, restricted stock or restricted stock units (“RSUs”) to employees, directors, officers and consultants. Generally, all classes of employees are eligible to participate in the Incentive Plan. We estimate that a total of approximately 725 persons are eligible to participate in the Incentive Plan.

Share reserve

There are currently a total of 7,500,000 shares of our common stock reserved for awards pursuant to the Incentive Plan, 296,183 of which remained available for future issuance as of April 20, 2015. If the Incentive Plan Amendment is approved, the total share reserve will be increased by 1,500,000 shares to a total of 9,000,000 shares. The additional shares will be available for award pursuant to stock options, restricted stock and RSUs.

The following counting provisions are in effect for the share reserve under the Incentive Plan:

•	Shares subject to an award that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an award or taxes relating to awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an award or taxes relating to any award or awards, will again be available for awards under the Incentive Plan, except that any such shares that could not again be available for awards to a particular participant under any applicable law or regulation will be available exclusively for awards to participants who are not subject to such limitation.
•	In the event that the Company acquires or is combined with another corporation that has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Incentive Plan and will not reduce the shares authorized for grant under the Incentive Plan, subject to certain limitations.

Notwithstanding the above, no individual may be granted stock-based awards under the Incentive Plan covering more than 1,500,000 shares in any calendar year.

Administration

The Compensation Committee of our Board of Directors is the administrator under the Incentive Plan. However, our Board of Directors may assume authority for administration of the Incentive Plan or delegate such authority to another committee of the Board of Directors. The Compensation Committee (or subcommittee thereof, to the extent necessary) consists solely of at least two members of our Board of Directors, each of whom is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “independent director” within the meaning of the listing rules of the NASDAQ Capital Market. The Incentive Plan provides that the Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain of our senior executives to one or more of our officers.

Subject to the terms and conditions of the Incentive Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Incentive Plan. The administrator is also authorized to adopt, amend, or rescind rules relating to administration of the Incentive Plan. Our Board of Directors may at any time remove the Compensation Committee as the administrator and revest in itself the authority to administer the Incentive Plan. The full Board of Directors administers the Incentive Plan with respect to awards to non-employee directors.

Eligibility

Awards under the Incentive Plan may be granted to individuals who are then officers, employees, directors, or consultants of the Company or who are then officers, employees, directors, or consultants of certain of our subsidiaries. Only employees may be granted incentive stock options, or ISOs.

Awards

The Incentive Plan provides that the administrator may grant or issue stock options, restricted stock or RSUs or any combination thereof. Each award is expected to be set forth in a separate agreement with the person receiving the award and indicates the type, terms, and conditions of the award.

•	Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us or a subsidiary and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.
•	Incentive stock options are designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code and are subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Incentive Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and that the ISO must not be exercisable after a period of five years measured from the date of grant. In the case of an ISO, if the aggregate fair market value of the shares subject to the option (as determined on the date of grant of such option) that becomes exercisable during a calendar year exceeds $100,000, then such option shall be treated as a NQSO to the extent such $100,000 limitation is exceeded.
•	Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, have voting rights and the right to receive dividends, if any, prior to the time when the restrictions lapse.
•	Restricted Stock Units, or RSUs, are contractual rights to receive a number of shares, or an amount of cash equal to the value of that number of shares, corresponding to the number of RSUs granted to a participant without payment, which right may be subject to vesting restrictions. Any vesting criteria may be based on continued employment or achieving performance objectives. RSUs will typically be settled in shares of common stock, but may also be settled in cash. Prior to vesting, if applicable, the holder of the RSU will not have any rights of ownership over or be able to vote the underlying shares, but the Compensation Committee may authorize the payment of dividend equivalents on such shares in cash or additional shares on current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company, subject to the requirements of Section 409A of the Code. Any dividend equivalents with respect to dividends paid in stock will generally be subject to the same restrictions as the underlying award. Unvested RSUs will typically be forfeited on a termination of services to us. The Compensation Committee determines the number of RSUs granted to any participant.

Performance Goals

The Compensation Committee may grant awards which may be earned in whole or in part based on the attainment of the performance goals, as established, calculated and provided for under the Incentive Plan. No payment will be made to a covered employee prior to the written certification by the Compensation Committee that the performance goals have been attained. Any such grants shall be made in accordance with the requirements of Section 162(m) and the provisions of the Incentive Plan as approved by the shareholders.

Change of control

In the event of a change of control, the administrator may, in its sole discretion, accelerate vesting of awards issued under the Incentive Plan such that 100% of such award may become vested and exercisable. Additionally, the administrator will have complete discretion to structure one or more awards under the Incentive Plan to provide that such awards will become vested and exercisable on an accelerated basis. The administrator may also make appropriate adjustments to awards under the Incentive Plan and is authorized to provide for the acceleration, termination, assumption, substitution, or conversion of such awards in the event of a change of control or certain other unusual or nonrecurring events or transactions. Under the Incentive Plan, a change of control is generally defined as:

•	the transfer or exchange in a single or series of related transactions by our stockholders of more than 50% of our voting securities to a person or group;
•	a change in the composition of our Board of Directors over a two-year period such that 50% or more of the members of the Board of Directors were elected through one or more contested elections;
•	a merger, consolidation, reorganization, or business combination in which the Company is involved, directly or indirectly, other than a merger, consolidation, reorganization, or business combination which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction;
•	the sale, exchange, or transfer of all or substantially all of our assets; or
•	stockholder approval of our liquidation or dissolution.

Adjustments of awards

In the event of any stock dividend, stock split, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders, or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the Incentive Plan or any awards under the Incentive Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will be required to make appropriate, proportionate adjustments to:

•	the aggregate number and type of shares subject to the Incentive Plan;
•	the terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards);
•	the grant or exercise price per share of, and the aggregate number of shares subject to, any outstanding awards under the Incentive Plan; and
•	the performance goals pertaining to an award.

Amendment and termination

Our Board of Directors or the Compensation Committee (with board approval) may terminate, amend, or modify the Incentive Plan at any time and from time-to-time. However, we must generally obtain stockholder approval:

•	to increase the number of shares available under the Incentive Plan (other than in connection with certain corporate events, as described above);
•	to expand the group of participants under the Incentive Plan;
•	to diminish the protections afforded by the Incentive Plan with regard to decreasing the exercise price for options or otherwise materially change the vesting or performance requirements of an award; or
•	to the extent required by applicable law, rule, or regulation (including any applicable stock exchange rule).

Notwithstanding the foregoing, no option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date, and no options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

Expiration date

The Incentive Plan will expire on, and no option or other award may be granted pursuant to the Incentive Plan after, ten years after the effective date of the Incentive Plan. Any award that is outstanding on the expiration date of the Incentive Plan will remain in force according to the terms of the Incentive Plan and the applicable award agreement.

Securities laws and federal income taxes

The Incentive Plan is designed to comply with certain securities and federal tax laws, including as follows:

•	Securities laws. The Incentive Plan is intended to conform to all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Incentive Plan is administered, and options are granted and may be exercised, only in such a manner as to conform to such laws, rules, and regulations.
•	Section 409A of the Internal Revenue Code. Certain awards under the Incentive Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under such plan and all other equity incentive plans for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional federal income tax is equal to 20% of the compensation required to be included in gross income. In addition, certain states, including California, have laws similar to Section 409A, which impose additional state penalty taxes on such compensation.
•	Section 162(m) of the Internal Revenue Code. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including, but not limited to, base salary, special bonus, and income attributable to stock option exercises and other non-qualified benefits) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders. In particular, stock options granted pursuant to the Incentive Plan will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the Incentive Plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date.

We have attempted to structure the Incentive Plan in such a manner that the compensation attributable to stock options and other performance-based awards which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. In addition, the Compensation Committee has the discretion to make awards that do not qualify as performance-based compensation.

We intend to file with the SEC a registration statement on Form S-8 covering the additional 1,500,000 shares of our common stock that will be reserved for issuance under the Incentive Plan if the Incentive Plan Amendment is approved.

Federal income tax consequences

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with equity awards under the Incentive Plan. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides.

Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time a stock option that does not qualify as an “incentive stock option” under the Code is granted under the Stock Incentive Plan. At the time of exercise of such a non-qualified stock option, the participant will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

For stock options that qualify for treatment as “incentive stock options” under the Code, a participant will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a participant will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods, such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option.

Restricted and Unrestricted Stock; Restricted Stock Units

Unless the participant files an election to be taxed under Section 83(b) of the Code: (a) the participant will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) of the Code), for grants of restricted stock subject only to time-based vesting and not including any performance conditions), when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

A participant will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) of the Code), for grants of restricted stock subject only to time-based vesting and not including any performance conditions), when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.

When the participant disposes of restricted or unrestricted stock, the difference between the amounts received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Section 409A

Section 409A of the Internal Revenue Code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the Incentive Plan, but may apply in some cases to restricted stock units or performance shares. For such awards subject to Section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards in shares of company stock.

Withholding

The Incentive Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

Section 162(m)

As described above, equity awards granted under the Incentive Plan may be structured to qualify as performance-based compensation under Section 162(m) of the tax code. To qualify, the Incentive Plan must satisfy the conditions set forth in Section 162(m) of the Internal Revenue Code, and stock options and other awards must be granted under the Incentive Plan by a committee consisting solely of two or more outside directors (as defined under Section 162 regulations) and must satisfy the plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. For awards other than stock options to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Incentive Plan, as established and certified by a committee consisting solely of two or more outside directors. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, and may apply with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Incentive Plan will be deductible under all circumstances.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects of awards under the Incentive Plan. Among other items, such discussion does not address tax consequences arising under the law of any state, locality or foreign jurisdiction. Such discussion is for general information only and does not apply to the specific facts or circumstances that may apply to a particular award recipient. Accordingly, each participant is urged to consult his or her personal tax advisor to determine the specific tax consequences to him or her of the Incentive Plan and any award granted under the Incentive Plan.

New Plan Benefits

Grants under the Incentive Plan will be made at the discretion of the Compensation Committee. The future grants under the Incentive Plan are not yet determinable. The value of the awards granted under the Incentive Plan depend on a number of factors, including the fair market value of our common stock, the exercise decisions made by the participants, and the extent to which any applicable performance goals necessary for vesting or payment are achieved. The closing price of our common stock as reported on the NASDAQ Capital Market on April 29, 2015 was $13.01.

Vote Required for Approval

In order to be approved, the Incentive Plan Amendment proposal will require an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT
TO THE GLOBAL EAGLE ENTERTAINMENT INC. 2013 EQUITY INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures, is hereby APPROVED on an advisory basis.”

Because the vote is advisory, it is not binding on us or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the votes cast at the Annual Meeting either in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL
OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4

ADJOURNMENT OF ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL
PROXIES IN FAVOR OF PROPOSAL 2

At the Annual Meeting and any adjournment or postponement thereof, our stockholders may be asked to consider and vote upon a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.

We will only present this Proposal for a vote at the Annual Meeting if there are insufficient votes in favor of Proposal 2.

Vote Required for Approval

If presented to our stockholders, in order to be approved, the Proposal will require an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”
ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING OF STOCKHOLDERS, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 2.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to continue in its capacity as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and the Board of Directors has directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. E&Y has audited our financial statements since the year ended December 31, 2013.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of E&Y as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the appointment of E&Y. Abstentions will not have any effect on the outcome of this proposal.

Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF E&Y AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

AUDIT-RELATED MATTERS

Change In Registered Public Accounting Firm

On March 12, 2013, our Audit Committee engaged E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2013. In connection with the engagement of E&Y, on March 12, 2013, our Audit Committee informed Rothstein Kass (“Rothstein”) that it would be dismissed as the Company’s independent registered public accounting firm effective upon the filing of the Company’s Annual Report on Form 10-K for the 2012 fiscal year. We filed our Annual Report on Form 10-K for the 2012 fiscal year on March 18, 2013; as a result, Rothstein’s dismissal became effective on that date.

Rothstein’s reports on the financial statements of the Company for the period from February 2, 2011 (date of inception) to December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended December 31, 2012 and for the period from February 2, 2011 (date of inception) to December 31, 2011 and through March 18, 2013, (i) there were no disagreements between the Company and Rothstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Rothstein’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s financial statements for the relevant year and (ii) except as disclosed below, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the Company’s decision to restate (i) its audited financial statements as of, and for the period from February 2, 2011 (date of inception) to, December 31, 2011 and (ii) its unaudited interim financial statements as of, and for the quarterly periods ended, June 30, and September 30, 2011 and 2012 and March 31, 2012 (as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2013), and the Company’s reassessment of its disclosure controls and procedures, Rothstein advised the Company that its disclosure controls and procedures for all such periods were not effective with respect to the classification of the Company’s common stock purchase warrants as components of equity instead of as derivative liabilities during such periods. In addition, Rothstein also advised the Company that its disclosure controls and procedures as of December 31, 2012 were not effective and that the Company had a material weakness in its internal control over financial reporting for the fiscal year ended December 31, 2012. The restatements were included in the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2013. The Company authorized Rothstein to respond fully to the inquiries of E&Y concerning the subject matter described above.

All of the periods for which the Company restated its financial statements occurred while the Company was a shell company prior to the consummation of the Business Combination. In connection with the consummation of the Business Combination, a new Board of Directors was elected, which appointed new members of the Company’s Audit Committee and new members of management, including a new chief financial officer. The Company’s new management has implemented measures to remediate the material weakness in internal control over financial reporting.

The Company provided Rothstein a copy of the above disclosures and requested that Rothstein furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 19, 2013, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 19, 2013.

During the two fiscal years ended December 31, 2012 and 2011, and through March 18, 2013, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Item 304 of Regulation S-K.

Independent Registered Public Accounting Firm Fees

The following table shows the fees for professional services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by E&Y during those periods.

	Year Ended December 31,
	2014	2013
Audit fees(1)	$3,692,000	$4,314,100
Audit-related fees(2)	—	—
Tax fees(3)	678,000	628,000
All other fees(4)	50,000	—
Total fees	$4,420,000	$4,942,000

(1)	Fees for audit services included fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally and fees related to registration statements.
(2)	Audit-related fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax fees included fees for tax compliance, tax advice and tax planning.
(4)	All other fees consist of permitted services other than those that meet the criteria described above and are related to risk management advisory services and the Company’s subscription to an E&Y online service used for accounting research purposes.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by E&Y is compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the year ended December 31, 2014 and the independent registered public accounting firm’s assessment of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted,

AUDIT COMMITTEE
Jeffrey E. Epstein, Chair
Jeff Sagansky
Jeffrey A. Leddy

The material in this report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PERSON POLICY AND TRANSACTIONS

Related Person Transactions Policy and Procedures

Our Board of Directors has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy is administered by our Audit Committee and covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which the Company was or is to be a participant, the amount involved exceeds $50,000 and a related person had or will have a direct or indirect material interest. While the policy covers related person transactions in which the amount involved exceeds $50,000, the policy states that related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act, Exchange Act, and related rules. Our Board of Directors set the threshold for approval of related person transactions in the policy at an amount lower than that which is required to be disclosed under the Securities Act, Exchange Act, and related rules because we believe that it is appropriate for the Audit Committee to review transactions or potential transactions in which the amount involved exceeds $50,000, as opposed to $120,000. Pursuant to this policy, our Audit Committee (i) reviews the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and (ii) takes into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management presents to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto, and updates the Audit Committee as to any material changes to any related person transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions are excluded by our Audit Committee under the policy. These excluded transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of our equity securities where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director will be permitted to participate in the approval of a related person transaction for which he or she is a related party.

Related Person Transactions

Other than as described below, since January 1, 2014, the Company has not entered into, and there are no currently proposed, related person transactions.

Noncontrolling Interests Acquisition

In April 2014, the Company acquired the remaining outstanding shares in Global Entertainment AG (f/k/a Advanced Inflight Alliance AG) in exchange for total cash consideration of approximately $21.7 million (the “AIA Consideration”). Included in the AIA Consideration was approximately $2.5 million owed to BF Ventures GmbH, an entity in which Louis Bélanger-Martin, a member of our Board of Directors, owns an indirect stake of approximately 25%, which was paid in full during the year ended December 31, 2014.

Warrant Exchange

On August 13, 2014, the Company commenced an offer (the “Offer”) to all holders of our outstanding warrants exercisable for shares of our common stock that were originally issued in our initial public offering and in a private placement to our founders in connection with our initial public offering and which have an exercise price of $11.50 per share, to exchange 0.3333 shares of common stock for every warrant tendered by the holders thereof (approximately one share of common stock for every three warrants tendered). In connection with the Offer, Harry E. Sloan and Jeff Sagansky, both of whom are members of our Board of Directors, tendered 5,280,001 and 1,756,100 warrants, respectively, to the Company. On September 12, 2014, the Offer settled, and we issued 1,759,824 and 585,308 shares of our common stock to Mr. Sloan and Mr. Sagansky, respectively, in exchange for the warrants that they tendered. The shares of our common stock issued to Mr. Sloan and Mr. Sagansky in connection with the Offer had an aggregate value of approximately $24,074,392 and $7,966,042, respectively.

Secondary Offering

In connection with the closing of the Business Combination, we entered into an amended and restated registration rights agreement, dated January 31, 2013 by and among the Company, Global Eagle Acquisition LLC (the “Sponsor”), Par Investment Partners, L.P. (“PAR”), Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund, and the members of the Sponsor signatory thereto, pursuant to which the parties thereto obtained the right to cause the Company to register the resale of certain securities held by them (the “registrable securities”) and to sell such registrable securities pursuant to an effective registration statement in a variety of manners, including in underwritten offerings, all on the terms and conditions set forth therein. We are required under the terms of the amended and restated registration rights agreement to pay the expenses in connection with the exercise of these rights. Pursuant to the amended and restated registration rights agreement, on April 25, 2013, we filed a registration statement with the SEC covering the resale of the registrable securities, which was declared effective by the SEC on August 22, 2013. On February 12, 2015, Jeff Sagansky, a member of our Board, and The Landmark South Dakota Trust, a trust for the benefit of members of the immediate family of Harry E. Sloan, a member of our Board, sold shares of our common stock in an underwritten secondary public offering conducted pursuant to the resale registration statement. We incurred a total of $471,000 of expenses in connection with the offering pursuant to the amended and restated registration rights agreement.

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to our Secretary at 4553 Glencoe Avenue, Los Angeles, California 90292. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement and the Annual Report are available on the Company’s web site at www.geemedia.com under “Investors.” Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, stockholders can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record.  Stockholders of record can choose to receive materials electronically by following the instructions provided if voting over the Internet or by telephone.

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an e-mail next year with instructions containing the Internet address of those materials and the electronic link to the proxy voting site. The election will remain in effect until you write or call the Company’s Investor Relations Department and tell us otherwise.

Beneficial Owners.  If you hold your shares in a brokerage account, you may also have the ability to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of electronic delivery.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

By Order of the Board of Directors,

Jay Itzkowitz
Senior Vice President, General
Counsel and Secretary

April 30, 2015

Appendix A

GLOBAL EAGLE ENTERTAINMENT INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose.  The Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (the “Plan”) has several complementary purposes: (i) to promote the growth and success of Global Eagle Entertainment Inc. (the “Company”) by linking a significant portion of Participant compensation to the increase in value of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) to attract and retain top quality, experienced executive officers and employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company’s growth and progress; (iv) to align the interests of executive officers, employees, Directors and Consultants with those of the Company’s shareholders by reinforcing the relationship between Participant rewards and shareholder gains obtained through the achievement by Plan Participants of short-term objectives and long-term goals; and (v) to encourage executive officers, employees, Directors and Consultants to obtain and maintain an equity interest in the Company.

(b) Effective Date.  The Plan will become effective, and Awards may be granted under the Plan, on and after the Effective Date; provided that any Awards granted prior to the date the Plan is approved by the Company’s shareholders shall be contingent on such approval.

2. Definitions.  Capitalized terms used but not otherwise defined in the Plan shall have the following meanings:

(a) “10% Stockholder” means an Participant who, as of the date that an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of capital stock then issued by the Company or a Subsidiary.

(b) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Award” means a grant of Options, Restricted Stock or Restricted Stock Unit.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, except as otherwise determined by the Committee and set forth in an Award agreement, such act or omission by a Participant as is determined by the Committee to constitute cause for termination, including but not limited to any of the following: (i) a material violation of any Company policy, including but not limited to any policy contained in the Company’s Code of Business Conduct and Ethics; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform, or gross negligence in the performance of, assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates.

(f) “Change of Control” means (unless otherwise expressly provided in a particular Award, employment, and/or severance agreement) any of the following:

(i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership

(within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(f)(i) or Section 2(f)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, in each case other than a transaction:

(A) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) the Company’s shareholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of determining the timing of payment of such Award.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(i) “Consultant” means a Person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.

(j) “Director” means a member of the Board.

(k) “Disability” means, except as otherwise determined by the Committee and set forth in an Award agreement: (i) with respect to an Incentive Stock Option, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition which the Committee may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Committee shall make the determination of Disability and may request such evidence of Disability as it reasonably determines.

(l) “Effective Date” means the date of the consummation of the transactions contemplated pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and between the Company, EAGL Merger Sub Corp., a Delaware corporation, Row 44, Inc., a Delaware corporation, and PAR Investment Partners, L.P., a Delaware limited partnership.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(n) “Fair Market Value” means, per Share on a particular date, unless otherwise specified by the Committee, the last sales price on such date on the NASDAQ Stock Market, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the Shares are not listed on the NASDAQ Stock Market, but are traded on a national securities exchange or in another over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used, unless otherwise specified by the Committee. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(o) “Incentive Stock Option” means an Option that meets the requirements of Code Section 422.

(p) “Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

(q) “Nonqualified Stock Option” means an Option that does not meet the requirements of Code Section 422.

(r) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s) “Participant” means an individual selected by the Committee to receive an Award.

(t) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after-tax); revenue growth; organic sales growth; return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow (including free cash flow); bookings; and new product releases. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Committee may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition. Notwithstanding the foregoing, the calculation of any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in the Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(u) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(v) “Restriction Period” means the length of time established relative to an Award during which (i) the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Common Stock subject to such Award or during which the Common Stock are subject to vesting or a right of repurchase in favor of the Company and (ii) at the end of which the Participant obtains an unrestricted right to such Common Stock.

(w) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(x) “Restricted Stock Units” means an a contractual right to receive a number of Shares or an amount of cash equal to the value of that number of Shares corresponding to the number of units granted to a Participant without payment, as compensation for services to the Company or its Subsidiaries, which right may be subject to vesting restrictions.

(y) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(z) “Share” means a share of Common Stock.

(aa) “Subsidiary” means any corporation or limited liability company (except that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.

3. Administration.

(a) Committee Administration.  The Committee shall administer the Plan. In addition to the authority specifically granted to the Committee in the Plan, the Committee has full discretionary authority to administer the Plan, including but not limited to the authority to: (i) interpret the provisions of the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry the Plan into effect; and (iv) make all other determinations necessary or advisable for the administration of the Plan. All Committee determinations are final and binding.

Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than retirement, death, Disability or a termination by the Company without Cause, or in connection with a Change of Control, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of the accelerated payment.

(b) Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board may also delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants or relating to an Award intended by the Company to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(c) In addition, the Board may reserve for itself any and all authority or responsibility previously delegated to any Committee. If the Board or the Committee has made such a delegation, then all references to the Committee in the Plan include the Board, such other committee, or one or more officers to the extent of such delegation.

Notwithstanding anything contained herein to the contrary, only the full Board shall have the authority to administer the Plan with respect to Awards granted to Non-Employee Directors.

(d) Indemnification.  The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility.  The Committee may designate any of the following as a Participant from time to time, to the extent of the Committee’s authority: any executive officer, employee, Consultant or Director of the Company or any Subsidiary. The Committee’s granting of an Award to a Participant will not require the Committee to grant an Award to such individual at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5. Types of Awards.  Subject to the terms of the Plan, the Committee may grant any type of Award to any Participant it selects; provided, however that only executive officers and employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for, any other Award (or any other award granted under another equity compensation plan of the Company or any Affiliate).

6. Shares Reserved under the Plan.

(a) Plan Reserve.  Subject to adjustment as provided in Section 14, an aggregate of 7,500,000 Shares are reserved for issuance under the Plan. Effective as of June 23, 2015 an additional 1,500,000 Shares are reserved for issuance under the Plan. Subject to Section 6(b) and Section 14(a), all Shares reserved for issuance under the Plan may be issued as Incentive Stock Options.

(b) Replenishment of Shares Under the Plan.  Shares subject to an Award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. In the event that a corporation acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that grants using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination.

(c) Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 14(a), the maximum number of Shares with respect to one or more Awards that may be granted to (or where the value of the Award is based on the Fair Market Value of the Shares, is with respect to) any one Participant during any calendar year shall be 1,500,000.

7. Options.  Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Committee’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms and conditions of exercise; provided, however, that, if the aggregate Fair Market Value of the Shares subject to the Option (as determined on the date of grant of such Option) that becomes exercisable during a calendar year exceeds $100,000, then such Option shall be treated as a Nonqualified Stock Option to the extent such $100,000 limitation is exceeded; and

(f) The term of the Option; provided, however, that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Nonqualified Stock Option to the extent of such failure.

Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as the Company may prescribe. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept.

Payment of the exercise price, applicable withholding taxes due upon exercise of the Option, or both may be made in the form of Common Stock already owned by the Participant, which Common Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Common Stock may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present stock certificates when making a payment in Common Stock, so long as other satisfactory proof of ownership of the Common Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Common Stock to pay the exercise price). The Committee shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or any applicable law.

8. Restricted Stock Awards.  Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Award of Restricted Stock, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; and

(c) The Restriction Period with respect to Restricted Stock.

During the Restriction Period, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Restricted Stock and, unless the Committee shall otherwise provide, the right to receive dividends paid with respect to such Restricted Stock.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock and the Restriction Period expires, ownership of the Common Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law.

9. Restricted Stock Units.  The Committee may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Restricted Period.  Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.

(b) Dividend Equivalents and Other Ownership Rights.  During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted Stock Units, including the right to vote such Shares, but the Committee may on or after the grant date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company, subject to the requirements of Section 409A of the Code. Notwithstanding the foregoing, any dividend equivalents with respect to dividends paid in stock shall be subject to the same restrictions as the underlying Award.

(c) Payment.  Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit there shall be delivered to the Participant, as soon as practicable following the date on which such Award (or any portion thereof) vests (but in no event later than two and one-half (2 ½) months following the end of the calendar year in which such Restricted Stock Unit vests), subject to Section 12, that number of Shares equal to the number of Restricted Stock Units that have vested (or the cash equivalent thereof in the case of a cash-settled award).

10. Performance Awards.  The Committee may grant Awards which may be earned in whole or in part based on the attainment of the Performance Goals. No payment shall be made to a covered employee prior to the written certification by the Committee that the Performance Goals have been attained. Any such grants shall be made in accordance with the requirements of Section 162(m) and the provisions of this Plan as approved by the shareholders.

11. Transferability.

(a) Restrictions on Transfer.  Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in Section 11(b).

(b) Permitted Transfers.  If allowed by the Committee, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than Incentive Stock Options to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trusts established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Notwithstanding the foregoing, vested or earned Awards may be transferred without the Committee’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to Incentive Stock Options if such transferability is not permitted by Code Section 422. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Committee may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of a vested Option, such Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Option and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.

12. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan.  Unless the Board earlier terminates the Plan pursuant to Section 12(b), the Plan will terminate on the earlier of the date all Shares reserved for issuance have been issued or the date that is ten (10) years following the Effective Date.

(b) Termination and Amendment.  The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a), 6(b) or the limits set forth in Section 6(c) (except as permitted by Section 14), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 12(e) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.

(c) Amendment, Modification or Cancellation of Awards.  Except as provided in Section 12(e) and subject to the requirements of the Plan, the Committee may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided, however, that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other Person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 14 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(d) Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 12 and to otherwise administer the Plan will extend beyond the date of the Plan’s termination. In addition, termination of the Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited.  Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 14, neither the Committee nor any other Person may decrease the exercise price for any outstanding Option after the date of grant nor allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price. In addition, the Committee may not make a grant of an Option with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(f) Foreign Participation.  To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the Plan in a foreign country will not affect the terms of the

Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 12(b)(ii).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in the Plan or the Award Agreement to contrary.

(g) Code Section 409A.  The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

13. Taxes.

(a) Withholding.  In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due to the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided, however, that the amount to be withheld may not exceed the total minimum Federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment.  Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any Person with respect to the tax consequences of any Award.

(c) Participant Responsibilities.  If a Participant shall dispose of Common Stock acquired through exercise of an Incentive Stock Option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code Section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

14. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares.  If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged, (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the

Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (A) the number and type of Shares subject to the Plan (including the number and type of Shares described in Sections 6(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause the Plan to violate Code Section 422(b).

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to the Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this Section 13(a) that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption.  Notwithstanding any other provision of the Plan, and without affecting the number of Shares otherwise reserved or available under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under the Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control.  If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control in the event of a Change of Control. In all other cases, in the event of a Change of Control, the Committee may, in its sole discretion (i) elect to accelerate, in whole or in part, the vesting of any Award, (ii) elect to make cash payments payable as a result of the acceleration of vesting of any Award, or (iii) elect to cancel any Options as of the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option that is so cancelled over the purchase or grant price of such Shares under the Award.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

15. Miscellaneous.

(a) Other Terms and Conditions.  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii) restrictions on resale or other disposition of Shares; and

(iii) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.

(c) No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to the Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to the Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of an Award granted under the Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any other provision of the Plan or any Award agreement, the Company has no liability to deliver any Shares under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law.  This Plan, and all agreements under the Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to the Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of the Plan, any Award or any award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions.  Any legal action or proceeding with respect to the Plan, any Award or any Award agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and the Plan is not to be construed with reference to such titles.

(i) Severability.  If any provision of the Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or (ii) would disqualify the Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such award agreement and such Award will remain in full force and effect.

ANNUAL MEETING OF STOCKHOLDERS OF

GLOBAL EAGLE ENTERTAINMENT INC.

June 23, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Annual Report, and proxy card are available at http://www.astproxyportal.com/ast/17070

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330333000000001000 3 062315

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE DIRECTORS NAMED BELOW AND FOR PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jeffrey E. Epstein
- ○ Jeffrey A. Leddy
- ○ Stephen Hasker

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR the election of the directors named herein and FOR Proposals 2, 3, 4 and 5.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.